Exhibit 99.(p)(17)

COMPLIANCE MANUAL

FOR

EAGLE ASSET MANAGEMENT, INC.

TABLE OF CONTENTS

I. INTRODUCTION	4

A. Reason For This Manual	4
B. Role Of The Compliance Officer	4

II. REGISTRATION MAINTENANCE	1

A. Maintenance Requirements Under Federal Law	1
1. Amendments to Form ADV	1
2. Sanctions for Non-Compliance	1
3. CFTC Registration	2
B. Maintenance Requirements Under Applicable State Laws	2

III. FIDUCIARY OBLIGATIONS	3

A. In general	3
B. Relationship to the antifraud provisions of Section 206	4

IV. NEW ACCOUNTS	1

A. Prior Approval for New Accounts	1
B. Unsolicited Accounts - Anti money laundering “know your customer”
1.The Investment Management Agreement And Attachments	1
C. Investing the Account	2
D. Disclosure to New Clients (“Brochure Rule”)	2
E. Advisory Fees	2
1. Sharing advisory fees	3
2. Performance-based fees	3

V. ACCOUNT MANAGEMENT	1

A. Investment Objectives and Restrictions for Client Accounts	1
B. Ongoing Review of Client Accounts	2
C. Restrictions on Particular Investments for Client Accounts	2
1. Short-swing profits	2
2. More than 5% of voting equity securities	3
D. General Ethical Restrictions on Managing Client Accounts	3
E. Duties and Restrictions Respecting PortfolioTransactions	4
1. Duty of best execution	4
2. Use of soft dollars for research and brokerage services	5
3. Bunching orders	6
4. Allocating Public Offerings
5. Directed brokerage arrangements	7
6. Proscribed trading practices by advisers	8
F. Restrictions On Principal Transactions And Agency Cross Transactions Involving Client Accounts	9
1. Trading with clients as principal	9
2. Agency cross transactions	10
3. Other cross transactions	10
G. Voting And Tendering Shares	11
H. Custody or Possession of Clients’ Funds or Securities	12
I. Prime Broker Accounts	13
J. Correcting Errors	13

VI. COMMUNICATIONS WITH CLIENTS	1

A. Annual Delivery of Disclosure Statement	1
B. Periodic Statements to Clients	1

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C. Transaction Disclosures	1
D. “As Occur” Disclosure Requirements	1
E. Correspondence Review	2
F. PERFORMANCE POLICIES AND PROCEDURES- AIMR- PPS STANDARDS	2
G. PRIVACY	2

VII. INTERNAL MANAGEMENT	1

A. Sales Practices of Investment Advisers	1
1. Restrictions on Advertisements	1
2. Restrictions on Solicitation Fees	2
B. Regulatory Reporting Requirements	3
1. 13F Filings	4
2. 13D and 13G Filings	4
3. Section 16 Filings	5
C. Recordkeeping Requirements	5
D. Insider Trading	7
E. Ineligible Personnel	8
F. Subadvisory Arrangements	8
1. As the Adviser	8
2. As the Subadviser	9
G. Dual Employees	9
1. As Registered Representatives	9

VIII. SEC ENFORCEMENT	11

A. In General	10
B. Inspection Authority	11
C. Informal Compliance Procedures	11
D. Formal Enforcement Action	11
1. Administrative	11
2. Civil	11
3. Criminal	12

IX. ADVISING INVESTMENT COMPANIES	1

A. Investment Company Act	1
1. Portfolio Management	1
2. Ineligibility to Serve as Investment Adviser	3
3. Adoption and Continuance of Investment Advisory Contracts	4
4. Fiduciary Duty of Investment Adviser	5
5. Code of Ethics – Transactions in Portfolio Securities by Access Persons	5
6. Forms 3 and 4	6
B. Internal Revenue Code - Subchapter M	6
1. Qualification as a RIC	6
2. Dividends-Received Deduction	7
3. Long-Term Capital Gains	7
4. 4% Excise Tax	8
5. Spillover Dividends	8
6. Avoiding All Income and Excise Taxes	8
7. Foreign-Asset Funds	8
C. Commodity Exchange Act	9
D. Recordkeeping	9
E. Private InvestMENT COMPANIES	10
F. Anti Money Laundering	13

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X. BUSINESS RESUMPTION PLANS	14

Appendixes

Business Continuity Plan	pg 15
Brokerage Allocation Soft Dollar Policy & Procedure	pg 33
Code of Ethics / Insider Trading Policy & Procedure	pg 38
Anti-Money Laundering / Know Your Customer Policy	pg 60
Record Retention Policy	pg 65
Conflicts of Interest Monitoring Procedure	pg 70
Fair Valuation Committee	pg 71
Solicitors Agreement / Solicitors Disclosure	pg 73

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I.              INTRODUCTION

A.            Reason For This Manual

This material in this Compliance Manual is for the guidance of the personnel of Eagle Asset Management, Inc. (“Eagle” or “the Company”).  As a registered investment adviser, Eagle is subject to the laws of the United States and the states where it conducts business.  Those laws touch on many aspects of the Company’s business and are vigorously enforced.

In order to better assure full compliance with all applicable laws and regulations, Eagle has adopted various policies and procedures.  These policies and procedures and the underlying legal bases for them are discussed in detail in the following sections.

All personnel who receive this Manual are required to read it and be familiar with its contents as they exist from time to time.  The Manual will be updated periodically to reflect changes in the law as well as changes in the Company’s policies and procedures.  Failure to comply with such policies and procedures can result in disciplinary measures.

It is Eagle’s belief that compliance with the law is not only obligatory but good business.  Only if the Company maintains a strong reputation for honesty, fairness and compliance with the law will investors feel secure enough to become clients, to remain clients for the long term, and to refer other potential clients to the Company.  Accordingly, every person is expected to do his or her part to ensure that the Company’s business is conducted honestly, ethically, and in conformity with the law.

B.            Role Of The Compliance Officer

Responsibility for monitoring compliance with this Manual by Eagle and its personnel rests with the Compliance Officer.  The specific duties of the Compliance Department, supervised by the Compliance Officer include, among other things:

•                                          effecting and maintaining all required federal and state registrations for the Company and its employees;

•                                          assuring that all required books and records are kept and maintained in compliance with applicable laws;

•                                          approving the procedures for opening of new client accounts to assure that necessary information is obtained;

•                                          assuring that the forms of all client agreements comply with applicable laws;

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•                                          reviewing client portfolios to assess whether the accounts are managed on the basis of each client’s particular circumstances;

•                                          assuring that all advertising and promotional materials comply with applicable laws;

•                                          assuring that all arrangements for payments of referral fees comply with applicable laws;

•                                          overseeing the allocation of portfolio brokerage to assure compliance with the adviser’s fiduciary obligations, Section 28(e) of the Securities Exchange Act of 1934 (“Exchange Act”) respecting “soft dollar” payments, and statements contained in the Company’s Form ADV;

•                                          reviewing new product development activity from a compliance perspective;

•                                          monitoring the hiring of new employees to preclude hiring an ineligible employee;

•                                          monitoring trading in personal accounts to prevent insider trading and conflicts of interest with clients;

•                                          preparing certain Company Securities and Exchange Commission (“SEC”) filings (for example, those under Section 13D, 13G and 13F of the Securities and Exchange Act of 1934);

•                                          updating employees on changes in applicable regulations;

•                                          coordinating with regulatory agencies and legal counsel to resolve compliance matters;

•                                          reporting of Company or employee noncompliance to a designated officer; and

•                                          generally, implementing the compliance policies and procedures provided in this Manual.

Designation of the specific person within Eagle who will perform the role of Compliance Officer shall be made from time to time by separate memorandum.

If you have any questions concerning this Compliance Manual or any activities covered by this Manual, those questions should be addressed to the Compliance Officer.

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Annual Review of Policies and Procedures by Chief Compliance Officer

Rule 206(4)-7 requires each registered adviser to review its policies and procedures annually to determine their adequacy and the effectiveness of their implementation. The review should consider any compliance matters that arose during the previous year, any changes in the business activities of the adviser or its affiliates, and any changes in the Advisers Act or applicable regulations that might suggest a need to revise the policies or procedures.

The Chief Compliance Officer will perform a review of this Compliance Manual and other written policies and procedures on an Annual basis to ensure compliance with the requirements under Rule 206(4)-7..

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II.            REGISTRATION MAINTENANCE

Eagle has been registered with the SEC as an investment adviser since October 12, 1983.  That registration was effected by filing a Form ADV

A.   Maintenance Requirements Under Federal Law

1.             Amendments to Form ADV

Form ADV must be amended each year by filing an annual updating amendment within 90 days after the end of Eagle’s fiscal year. All items must be updated when submitting annual updating amendment responses. In addition to the annual updating amendment, Eagle must Amend Form ADV promptly if:

Information provided in response to Items 1,3,9,11 of Part 1A or Items 1,2.A through 2.F., or 2. I of Part 1 B become inaacuarate in any way;

Information provided in response to Items 4, 8, 10 of Part 1A or Item 2.G of Part 1B become materially inaccurate; or

Information provided in the Eagle Brochure (ADV Part II) becomes materially inaccurate.

If submitting an other-than-annual amendement, Eagle is not required to update responses to Items 2, 5, 6, 7, or 12 of Part 1A or Items 2.H or 2.J of Part 1 B even if responses to those items have become inaccurate.

•                  Failure to update Form ADV is a violation of SEC Rule 204-1. Eagle as an SEC-registered adviser, does not file Form ADV Part II with the SEC. Eagle files Form ADV Part I electronically via the Investment Adviser Registration Depositary (IARD). For instructions see www.iard.com

Although Form ADV Part II is not filed with the SEC, it must be kept on File and provided to the SEC staff upon request.

Note: The SEC has proposed, but not adopted, substantial changes to Part II

2.             Sanctions for Non-Compliance

It is important that the representations contained in Eagle’s Forms ADV be accurate and complete and that the maintenance requirements specified above be complied with.  The SEC may impose harsh sanctions on Eagle and persons associated with it if the SEC finds them responsible for any willfully false statements or omissions of a material nature occurring in the Form ADV, any amendment thereto, or that required filings have not been made on a timely basis.  These sanctions can include suspension or revocation of Eagle’s registration, limitations of its activities as an investment adviser, or censure.

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3.             CFTC Registration

Eagle is not currently registered with the Commodity Futures Trading Commission (the “CFTC”) as a “commodity trading advisor” or “commodity pool operator” because it does not render investment advice with respect to “commodity futures contracts” or “commodity options.”(1)  Even very limited commodity-related activities can trigger the need to register with the CFTC.  Accordingly, unless expressly permitted elsewhere in this Manual, Eagle should never advise its clients regarding commodity futures contracts or commodity options without written authorization from legal counsel.

B,            Maintenance Requirements Under Applicable State Laws

State “notice filings” are sent electronically to the states that are indicated on Item2.B of Part 1A.. The state securities authorities to which receive these electronic notice filings may charfes fees, which are deducted from the Eagle registration notice filing fee account that is established and administered by the NASD.  Eagle may not do business in any state where its registration has either expired or been suspended.

The Chief Compliance Officer also maintains a list of states which require the registration of certain Eagle employees as investment adviser representatives.  In states which require such registration, Eagle may not permit affected employees to conduct advisory business until they have passed any required examinations, and all necessary paperwork has been submitted and fees have been paid.  Compliance personnel must check with the states to verify acceptance of registration before permitting the employees in question to do business in those states.

(1)           The term “commodity futures contracts” under the Commodity Exchange Act (“CEA”) includes futures contracts not only on traditional agricultural and mineral commodities such as soybeans, pork bellies, oil and gold, but also includes “financial” futures contracts (e.g., interest rate and stock index futures).  “Commodity options” include options on futures contracts and on physical commodities such as precious metals and currencies.   However, stock index options (but not stock index futures contracts or options thereon) and options on securities are themselves securities, and therefore, not subject to the CEA.

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III.           FIDUCIARY OBLIGATIONS

A.            In general

Under the Advisers Act and the various rules that the SEC has enacted pursuant to that Act, investment advisers are subject to many specific restrictions, a number of which are addressed in this Manual.  Advisers, however, are also subject to the more generalized obligations of a fiduciary, that is, a person in whom special trust and confidence is placed by virtue of that person’s greater knowledge, expertise or authority.  Because advisers generally possess much greater knowledge and expertise than their clients respecting securities matters, the courts and the SEC have routinely stated that investment advisers owe fiduciary obligations to their clients and, therefore, will be held to higher standards of conduct than persons in most businesses.(2)

The cornerstones of the adviser’s fiduciary duty are the duties of care and loyalty.  Advisers must act carefully, not negligently, in handling their clients’ interests.  They also must act with an eye to the clients’ best interests, not their own.  These duties of care and loyalty have been ruled to impose the following kinds of obligations on investment advisers:

•                                          Before providing investment advice, advisers must make reasonable inquiry into the clients’ financial situation, investment experience, and investment objectives.

•                                          Advisers must provide advice that is suitable to the client’s financial situation, investment experience and investment objectives.

•                                          Advisers must provide meaningful disclosure of any facts that would be material to their clients and prospective clients.

•                                          Advisers must give disinterested advice.  When their own interests may subvert their impartiality — for example, when they have interests in the securities transactions generated by their advice — they must disclose their interests to the client.

•                                          Advisers must have a reasonable belief that the entry of their clients into particular transactions is in their clients’ interests.  Included in this duty is the obligation to obtain the best price and execution for the particular transaction.

(2)           The Advisers Act does not refer to the fiduciary duties of investment advisers expressly.  As a general rule, whether at the federal or state level, the nature of an adviser’s fiduciary duties is determined by reference to principles of the common law applicable to fiduciaries, especially agents.  However, because advisers deal in securities, they are subject to standards that are generally higher than those applicable to most agents.

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B.            Relationship to the antifraud provisions of Section 206

For investment advisers, acts that constitute a breach of fiduciary duty may also violate the antifraud provisions of Section 206 of the Advisers Act.  Section 206 prohibits advisers from engaging in acts or practices that operate as a fraud on a client.  The Supreme Court, in SEC v. Capital Gains Research Bureau, 375 U.S. 180 (1963), ruled that “fraud” for this purpose does not mean fraud in the narrow common law sense of intent to deceive but is to be broadly construed to encompass breaches of fiduciary duty committed negligently rather than intentionally.

The SEC takes the view that the Supreme Court, in the Capital Gains Research case, codified into federal law a fiduciary duty that requires advisers to deal fairly and honestly with their clients.  It is under this broad interpretation of Section 206 that the SEC has adopted a number of interpretations and rules to regulate the activities of advisers.  These include Rule 206(3)-2 regulating agency cross transactions; Rule 206(4)-1 restricting advertisements; Rule 206(4)-3 limiting cash referral (solicitation) payments; and Rule 206(4)-4 requiring advisers to provide clients with certain information on their financial condition and certain disciplinary action taken against them.(3)  See Appendix III-A

(3)           The subjects addressed by these Rules are covered in greater detail below.

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IV.           NEW ACCOUNTS

A.            Prior Approval for New Accounts

New client accounts may be accepted only after:

•                  The Compliance Officer or Corporate Counsel has reviewed and approved the new account for suitability.  If the suitability review is incomplete, the account may be accepted and trading may begin, subject, however, to final review and approval of the additional suitability information.

•                  All necessary documents, as set forth in “Forms and Documents Required to Open an Eagle Account” have been reviewed by the Customer Accounts Department for evidence of authority to act. * Unsolicited Institutional Accounts – refer to Section IX -F

•                  The client has executed an Investment Management Agreement and a Brokerage Selection Form, and has provided all information requested by those documents.

B.   The Investment Management Agreement And Attachments

Eagle has developed standard forms of investment advisory contracts. Currently, there are two forms of Investment Management Agreement corresponding to two types of discretionary accounts:  Institutional and Individual.  These forms have been prepared to conform to applicable legal requirements including the Advisers Act, Guidelines of the North American Securities Administrators Association, Inc. (“NASAA”), and, where applicable, ERISA.  Accordingly, any proposed changes must be coordinated with legal counsel.(1)  Retail contracts must be accompanied by all documents required under the “Forms and Documents” list referred to above.  Institutional contracts must include a fee schedule and a statement of objective, and they may include investment guidelines and/or restrictions.

(1)           As a general matter, the Advisers Act requirements for investment advisory contracts are set forth in Section 205, including requirements relating to the basis of compensation to the adviser, discussed below.  In addition, the NASAA’s Guidelines (formerly, the “Statement of Policy regarding Unethical Business Practices of Investment Advisers,” adopted April 5, 1985), indicates that each contract entered into, extended or renewed by Eagle should be in writing and disclose, in substance, the services to be provided, the term of the contract, the advisory fee (or the formula for computing the fee), the amount of any prepaid fee to be returned in the event of contract termination or non-performance, whether the contract grants discretionary power to Eagle and that no assignment of such contract shall be made by Eagle without the consent of the other party to the contract, in order to avoid violating the antifraud provisions of the Advisers Act.  The NASAA Guidelines have as yet only been adopted as issued in Pennsylvania and Kansas.  Other states that regulate investment advisers, however, can be expected to adopt these Guidelines or substantially similar ones in the future.

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C.            Investing the Account

The portfolio manager(s) for the Eagle investment objective(s) selected by a new client may not invest the assets of the account until (a) all requirements of A. and B. have been met, or (b) if an account can be invested without completion of a requirement, a notice has been sent to the client that management will commence but a requirement is still outstanding.  Portfolio managers are responsible for reviewing any investment guidelines or restrictions that apply to their accounts to be sure that they are reasonable and that Eagle can comply with them.  Failure to manage the account in accordance with such guidelines could result in monetary and other legal exposure for Eagle.

D.            Disclosure to New Clients (“Brochure Rule”)

Rule 204-3 of the Advisers Act requires Eagle to deliver to clients and prospective clients a copy of a written disclosure statement (“brochure”) at the outset of the advisory relationship.  An exception to this requirement is provided where the client is a registered investment company.

The information that must be provided under the Brochure Rule — information about the adviser’s background and business practices — is included in Part II of Form ADV.  An adviser may comply with the Rule by using Part II of Form ADV or by delivering another document containing at least the same information.  Eagle has not prepared a separate brochure.  It is Eagle’s current practice to deliver Part II, which is an enclosure accompanying the Investment Management Agreement.(2)

The disclosure expressly required by the Brochure Rule is not a “safe harbor.”  Advisers still must make all disclosures required by other federal and state laws and regulations, including the general fiduciary duty owed by advisers to their clients, discussed above.  In this regard, Section 206 of the Advisers Act, the Act’s antifraud provision, may require disclosure of highly significant changes in the adviser’s personnel or operations, even though not expressly required by the Brochure Rule.

The disclosure statement must be delivered either (i) not less than 48 hours prior to entering into any written or oral contract with such client, or (ii) at the time of entering into such contract, if the client has a right to terminate the contract without penalty within five business days thereafter.  It is Eagle’s current practice to deliver Part II, which is an enclosure accompanying the Investment Management Agreement, at least 48 hours before entering into the contract.

E.             Advisory Fees

While there are no provisions in the Advisers Act regarding the level or amount of advisory fees that Eagle may receive from clients, it is Eagle’s policy to charge fees that are fair and reasonable.  All fee arrangements must comply with Eagle’s established fee schedule unless prior written approval for a negotiated fee is obtained from a senior officer of the Company.

(2)           The Rule allows advisers who render substantially different types of advisory services to different types of clients to “customize” their brochures.  That is, they may eliminate from the brochures given to particular clients any information required by Part II of Form ADV which does not pertain to the type of advisory service or fee which is rendered or charged or proposed to be rendered or charged to those clients or prospective clients.

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1.  Sharing advisory fees

The SEC staff has interpreted the antifraud provision of the Advisers Act, Section 206, to prohibit an investment adviser from splitting its advisory fee with another person unless that person is

•                                          an employee of the adviser and under the adviser’s supervision; or

•                                          an adviser registered under the Advisers Act

If Eagle shares its advisory fees with any such person, it must fully disclose the compensation arrangements with its clients.

2.  Performance-based fees

Investment advisers are generally prohibited from entering into advisory contracts that base the adviser’s compensation on the capital gains or appreciation of the funds in the client’s account (a “performance fee”).(3)  Rule 205-3 under the Advisers Act, however, allows Eagle to charge performance fees if the following conditions are met:

Nature of the client

the client must be a natural person or a company, excluding a private investment company, a registered investment company, or a business development company, as those terms are statutorily defined.

The minimum account size for a performance fee account is generally $2,000,000.

Requirements in calculating the fee

Eagle’s compensation over a given period must be based on a formula which:

includes, in the case of securities for which market quotations are readily available, the realized capital losses and unrealized capital depreciation of the securities over the period;

includes, in the case of securities for which market quotations are not readily available, the realized capital losses of the securities over the period and, if the unrealized capital appreciation over the period is included, the unrealized capital depreciation over the period; and

provides that any compensation paid to Eagle is based on the gains less the losses (computed in accordance with (1) and (2) above) in the client’s account for a period of not less than one year.

(3)           Advisory contracts similarly cannot provide that advisory fees will be waived or refunded, in whole or in part, if a client’s account does not meet a specified level of performance.  Advisers Act Rel. No. 721 (May 16, 1988).

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Other factors, such as dividend or interest income, may be included at Eagle’s discretion.  A nonperformance related fee may be charged in addition to a performance fee if proper disclosure to the client is made.(4)

Required disclosures to the client

In addition to the disclosures required by the Brochure Rule, described above, Eagle must, under Rule 205-3, also disclose to the client, prior to entering into a performance fee arrangement, all material information concerning the proposed arrangement, including the following:

•                                          that the fee arrangement may create an incentive for Eagle to make riskier or more speculative investments;

•                                          if relevant, that Eagle may receive increased compensation with regard to unrealized appreciation as well as realized gains;

•                                          the periods which will be used to measure investment performance and their significance in the computation of the fee;

•                                          the nature of any index which will be used as a comparative measure of performance, its significance, and the reason Eagle believes the index is appropriate; and

•                                          if Eagle’s compensation is based in part on the unrealized appreciation of securities for which market quotations are not readily available, how such securities will be valued and the extent to which the valuation will be determined independently.

Requirement for arm’s length contract and knowledgeable client

                Eagle must reasonably believe that a contract providing for a performance-based fee represents an arm’s-length arrangement between the parties and that the client, alone or together with the client’s independent agent, understands the proposed method of compensation and its risks.

(4)           In the case of ERISA accounts, in order to comply with ERISA’s additional fiduciary standards, the total performance based fee may not exceed “reasonable compensation” for the services performed by Eagle.  The fee calculation must be based on readily available market quotations or independent appraisals.

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V.            ACCOUNT MANAGEMENT

A.                  Investment Objectives and Restrictions for Client Accounts

Investment advisers are required to manage their clients’ accounts in accordance with the objectives and restrictions that have been set by the clients.  It is Eagle’s policy to identify these objectives and restrictions before investing an initial contribution.  An initial review should be conducted to determine (1) whether existing (transferred) assets can be retained, and (2) the appropriate portfolio construction style to be applied.

Following this initial review, the portfolio manager will assume day-to-day responsibility for supervision of the account.  Thereafter, on a periodic basis, the client will be requested to advise the Company of any changes in his/her financial situation or individual needs that could alter the stated investment objective designation.

Investment advisers are required by law to manage their clients’ accounts in accordance with the objectives and restrictions that have been set by the clients, e.g., (1) policies requiring that specified percentages of assets be maintained in certain types of investments; (2) policies prohibiting certain types of investments; (3) policies limiting the percentage of ownership of any one security; and (4) policies prohibiting investments made for the purpose of obtaining or influencing control.

It is the responsibility of Eagle’s portfolio managers or their designees to make themselves aware of the relevant objectives and restrictions applicable to management of each client’s assets.  All investments for an account should be made in accordance with the client’s Investment Guidelines (which the client, of course, may revise from time to time).  To ensure compliance with specific client investment instructions, the portfolio manager or his designee should:

•                                          document the instructions on a computer file that is available to the portfolio manager;

•                                          conduct a periodic review of the instructions to ensure that they have not changed; and

•                                          make periodic spot checks of transactions to ensure that they are in compliance with the client’s instructions.

The Investment Guidelines are attachments to clients’ Investment Management Agreements.  Investment Guidelines may be revised, but only in writing.  It is Eagle’s policy not to accept verbal instructions regarding objectives and restrictions.  In certain situations, Eagle may accept temporary verbal instructions, if it appears reasonably certain that the client will promptly confirm the instructions in writing.

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B.            Ongoing Review of Client Accounts

The timing and nature of account reviews are dictated by a variety of factors.  Such factors include the following:  contributions or withdrawals of cash from an account; a determination to change the cash level of an account; the allocation of a block of a particular security purchased for, or sold from, a particular objective; a client’s request for tax-loss selling; a client’s direction to refrain from purchasing a particular security, or class of securities, for his or her account; a client’s request for information regarding the performance or structure of an account; the performance of an account; option maturity dates; interest rate changes; changes in the list of securities approved for purchase for a particular objective; a client’s pledge of the assets of an account as collateral security; and requirements imposed by court order or regulatory decree (e.g., divorce decree, tax lien).

Reviewers typically are not assigned a specific number of accounts to review.  They may review some or all of the accounts in an objective, depending on the kind of portfolio activity to be undertaken.  The objectives are reviewed by the respective portfolio managers and their staffs.

C.            Restrictions on Particular Investments for Client Accounts

Even though a security satisfies the client instructions, the security may not be tradable for a client account in the following circumstances:

1.             Short-swing profits.

A purchase or sale should not be made if it would trigger short-swing profits liability applicable to certain transactions in equity securities under Section 16(b) of the Exchange Act.(1)  Because of Section 16 reporting and liability considerations, it is Eagle’s policy that no transactions for a client account should be effected in a listed or other registered equity security if, as a result, the account (together with other accounts of the same client) would beneficially own 10% or more of the class of such equity securities unless prior client and legal counsel approval is obtained.

(1)           Discretionary investment advisory accounts are included in the purchase prohibition of Exchange Act Rule 10b-6 when RJ&A is participating in a distribution.  The rule anticipates that an underwriter may have an affiliated investment advisory business and specifically exempts purchases for a client’s account if certain tests are met.  These tests include (1) a separate and distinct entity for the investment advisory business with no officers or employees (other than clerical, ministerial or support personnel) in common with the distribution participant, and (2) separate compensation arrangements for the affiliate and the distribution participant.  It is Eagle’s current policy not to seek to rely on this exemption.  Accordingly, portfolio managers must observe the Restricted List restrictions for securities being underwritten by RJ&A.

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2.             More than 5% of voting equity securities.

Generally, it is Eagle’s policy, except under extraordinary circumstances, or except under the express terms of an account, to adopt a program of diversification so as to distribute the risk of loss consistent with the client’s objectives.  Specifically, it is Eagle’s policy that portfolio managers should not invest a client’s assets in more than 5% of any class of voting equity security without first receiving the client’s consent to the transaction and acknowledgment of the Schedule 13D filing requirement.  [See Section VII.B.2. below for a discussion of reporting requirements.]

C.            General Ethical Restrictions on Managing Client Accounts

A number of ethical restrictions are imposed on investment advisers in managing their client accounts.  The NASAA Guidelines indicate that the following business practices should be deemed unethical and could be deemed to be a breach of Eagle’s fiduciary duty to its clients:

•                                          recommending to an advisory client the purchase, sale or exchange of any security without reasonable grounds to believe that the recommendation is suitable for the client on the basis of information furnished by the client after reasonable inquiry concerning the client’s investment objectives, financial situations and needs, and any other information known by Eagle;

•                                          inducing trading in a client’s account that is excessive in size or frequency in view of the financial resources, investment objectives and character of the account;

•                                          placing an order to purchase or sell a security for the account of a client without authority to do so;

•                                          placing an order to purchase or sell a security for the account of a client upon instruction of a third party without first having obtained a written third-party trading authorization from the client;

•                                          borrowing money or securities from a client unless the client is a broker-dealer, an affiliate of Eagle, or a financial institution engaged in the business of loaning funds;

•                                          loaning money to a client unless the client is an affiliate of Eagle;

•                                          providing a report or recommendation to any advisory client prepared by someone other than Eagle without disclosing that fact.  (This prohibition does not apply to a situation where Eagle uses published research reports or statistical analyses to render advice or where Eagle orders such a report in the normal course of providing service);

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•                                          failing to disclose to clients in writing before any advice is rendered any material conflict of interest relating to Eagle or any of its employees which could reasonably be expected to impair the rendering of unbiased and objective advice including (1) compensation arrangements connected with advisory services to clients which are in addition to compensation from such clients for such services; and (2) charging a client an advisory fee for rendering advice when a commission for executing securities transactions pursuant to such advice will be received by Eagle or its employees;

•                                          guaranteeing or assuring a client that a particular result will be achieved (e.g., gain or no loss) if the advice rendered is followed;

•                                          disclosing the identity, affairs or investments of any client unless required by law to do so or consented to by the client.

Eagle endorses these ethical guidelines, and, to the extent they apply to Eagle’s business operations, Eagle’s policy is full compliance.

E.                             Duties and Restrictions Respecting PortfolioTransactions

In addition to the ethical restrictions set forth above, advisers are under other duties and restrictions that specifically center around portfolio transactions for client accounts.  These include:

1              Duty of best execution

An adviser has an obligation to use its best efforts to obtain the best available price and most favorable execution with respect to all portfolio transactions executed on behalf of clients.  “Best price and execution” typically is defined to mean the execution of a particular investment decision at a price and commission that provides the most favorable net costs or proceeds reasonably obtainable under the circumstances.

An adviser is not obligated to choose the broker offering the lowest available commission rate if, in its best judgment, there is a material risk that the net cost or proceeds from the transaction might be less favorable than obtainable elsewhere.

a) Best Execution Monitoring

“Best price and execution” typically is defined to mean the execution of a particular investment decision at a price and commission that provides the most favorable net costs or proceeds reasonably obtainable under the circumstances. In selecting broker-dealers to execute trades, Eagle must weigh various factors such as:

•                                          prior experiences with the broker-dealer;

•                                          capabilities of floor brokers and traders;

•                                          financial condition of the broker dealer;

•                                          administrative ability;

•                                          ability to position;

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•                                          block trading capabilities;

•                                          good communications;

•                                          research contacts;

•                                          provision of market information regarding the security;

•                                          size of the particular transaction; and

•                                          impact on the marketplace.

Monitoring Procedure for Best Execution

Eagle uses the services of a third party trade cost analysis vendor (Abel/Noser) to provide quantitative and qualitative data to assist Eagle in monitoring for best execution of client trades. The information and reports received from Abel/Noser are used by Eagle to assess the performance of broker’s with whom Eagle transacts with and allows Eagle to identify trading trends and it’s trading characteristics. Abel/Noser receives trade data from a large universe of investment management firms and is able to objectively measure and compare Eagle’s trading to its peers within the industry. These reports go into greater detail than simply comparing Eagle trades against metrics such as the volume weighted average price. Reports also focus on, timing of trade orders, working trade orders, broker executing orders and commission costs.

In addition to utilizing the services of an independent objective third party vendor, Eagle’s compliance group generates reports detailing per share commission rate, IPO allocation and ECN usage rate per each Eagle Investment Objective. These reports are communicated to Trading, Portfolio Management and Senior Management on a quarterly basis. This data is shared with clients upon request.

Review of Trading Policies and Procedures

Eagle maintains a Brokerage Allocation Committee that meets at least annually to discuss brokerage and trading data. The Brokerage Allocation Committee activities include the following;

Review broker commission targets

Examine IPO trading and allocation

Update approved broker lists

Review results of annual broker vote and surveys

Review Trading Policies

Develop / Implement / Change trading policies and/or procedures where necessary.

2.             Use of soft dollars for research and brokerage services

Investment advisers may allocate brokerage to particular broker-dealers in order to obtain various research and supplemental brokerage services.  In so doing, their clients may end up paying higher commissions than they would otherwise be charged merely to execute their trades.  This brokerage allocation practice is known as “paying up” and is legitimate so long as the requirements of Section 28(e) of the Exchange Act are satisfied.

Section 28(e) provides a safe harbor that protects the adviser from any allegation that the adviser violated any law or fiduciary duty either by paying more than the lowest commission or by using brokerage from one client’s transactions to pay for research that benefits others of the adviser’s accounts.  To qualify for the Section 28(e) safe harbor, the following conditions must be met:

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•                                          The products or services to be acquired must be either “brokerage” or “research”;(2)

•                                          They must be provided by a broker-dealer;(3)

•                                          They must be based upon the adviser’s good faith determination that the commissions were reasonable in relation to the services provided.(4)

In order to better assure compliance with Section 28(e)’s requirements, Eagle should:

•                                          require that soft-dollar arrangements be reviewed and approved in advance by a designated Compliance officer and/or its legal counsel;

•                                          monitor the arrangements to ensure that the services are actually being received, payments are being made with appropriate transactions, and clients are obtaining best execution on transactions used to satisfy soft-dollar obligations;

•                                          review its Form ADV each year to ensure that it accurately describes Eagle’s soft-dollar policies and practices. (See Appendix V-A)

3.             Bunching orders

It may be determined that the purchase or sale of a particular security is appropriate for more than one client account, i.e., that particular client orders should be aggregated or “bunched.”  In such cases, an adviser owes fiduciary duties to each client and, therefore, has an obligation to treat each client fairly.  It may be improper, as well as poor business, to give one client priority over others.  On the other hand, simultaneously placing a number of separate competing orders may adversely affect the price of the security.  When bunching orders, and in the process of allocating block purchases and block sales to individual client accounts, it is Eagle’s policy to treat all clients fairly and to achieve an equitable distribution of bunched orders.

(2)           The controlling principle in determining whether particular services constitute “research” is whether they provide lawful and appropriate assistance to the adviser in the performance of its investment decision-making responsibilities.

(3)           Soft dollar arrangements to obtain services from third parties (i.e., entities other than broker-dealers) may come within the Section 28(e) safe harbor but only so long as the direct legal obligation to pay for the services rests with the broker-dealer and not with the investment adviser.

(4)           If a product or service can be used by an investment adviser for purposes other than making investment decisions for its discretionary account, the adviser must make a reasonable allocation of the cost according to its use.  For example, computer software and quotation equipment may be used by the adviser both for investment decision making and for administrative or bookkeeping purposes.  In such cases, the amount allocated to the use that does not qualify under Section 28(e) as research or brokerage must be paid for by the adviser with hard dollars.

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Block Purchases and Sales.  All non-holders of a given security (with sufficient cash balances) are initially included to receive approximately equal percentage position sizes in block (bunched) order allocations prior to purchase orders being placed.  All holders of a given security are initially included in block sale allocations prior to the orders being placed.

Eagle’s retail accounts are referred by brokers, both affiliated and unaffiliated, and Eagle is directed to trade the accounts through the referring broker-dealers.  Eagle’s policy is to enter block orders for all broker-dealers at the same time, unless in the judgment of the portfolio manager or the trader, simultaneous trading would be detrimental to the majority of accounts.  In such cases, Eagle generally trades the largest blocks first to achieve the best and most efficient execution in total.

Allocations.  In allocating bunched orders, Eagle uses several criteria to determine the order in which participating client accounts will receive an allocation thereof.  The most important factor is the level of cash reserves in an account.  In the event of a partial fill or execution of a block purchase, securities are generally allocated first to accounts with the highest cash balances.  Conversely, in the event of a partial fill of a block sale, accounts with the lowest cash balances generally will be targeted first.  Other criteria for allocating bunched orders include the current concentration of holdings of the industry in question in the account, and, with respect to fixed income accounts, the mix of corporate and/or government securities in an account and the duration of such securities.

Institutional Accounts.  Eagle’s institutional accounts may also participate in the allocation of bunched orders, and the same criteria noted above will apply to such allocations.  When individual or bunched orders are to be executed for institutional accounts in connection with a security for which bunched orders are to be executed for retail accounts, portfolio management will use its best judgment, based on market conditions, the liquidity of the security involved, and the number of clients’ accounts involved, to determine the order in which such orders will be executed to achieve the best and most efficient execution overall.

4.             Allocating Public Offerings

Eagle’s portfolio managers may from time to time purchase equity or debt securities in intial or secondary public offerings when such securities become available and are consistent with the investment oblectives of eligible accounts. Subject to certain conditions and limitations, this may included offerings in which Eagle’s affiliated broker-dealer, Raymond James & Associates, Inc. is a distribution participant. Because underwriting syndicates from which offerings are purchased may or may not include a broker-dealer to whom Eagkle has been directed by retail and/or institutional clients to use for the execution of account transactions, accounts which direct brokerage transactions to a particular broker-dealer generally will not receive allocations of securities purchased in public offerings. As a general rule, securities obtained in such offerings, and particularly those which trade at an immediate premium in the after-market, will be allocated to only accounts which grant Eagle discretion in selecting broker-dealers for execution of transaction (typically, institutional accounts). Securities purchased in offerings will generally be

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allocated on the basis of Eagle’s judgement as to what is fair, equitable, and a meaningful allocation for each eligible accounts in an objective. In situations where the allotment of securities is not sufficient to provide meaningful position sizes, the securities will be allocated either (1) to accounts with the highest cash balances, or (2) on a rotating basis to as many accounts as practical, with portfolio managers overseeing allocations so that, over time, all accounts will have an equitable opportunity to participate in public offerings. Eagle’s Compliance Officer or designee should perform a periodic review of public offering allocations to ensure portfolio managers are adhereing to Eagle’s policy of treating all clients fairly and are, over time, achieving an equitable distribution of shares received in public offerings.

5.             Directed brokerage arrangements

Various clients may instruct Eagle to execute orders through a particular broker-dealer.  This is often referred to as a “directed brokerage arrangement.”  Clients typically direct brokerage in return for services provided by the broker-dealer, including advice that may have resulted in the client being referred to Eagle. Except in the case of an ERISA or trust account where the plan participant or beneficiary does not receive the service, directed brokerage arrangements are not generally prohibited.

When a client instructs Eagle to execute orders only through one or a few specific broker-dealers, it would be prudent for Eagle to make several disclosures to the client.  The client should be advised that the directed brokerage arrangement may in some cases affect Eagle’s ability to obtain best price and execution and negotiate commission rates.  The client also should be told, if applicable, that lower commission rates may be available from other broker-dealers.  Finally, in appropriate cases, Eagle may wish to have an ERISA plan sponsor or trustee that directs brokerage confirm in writing that the benefit of any product or service received is for the benefit of the plan itself and not the employer or a participant.

6.             Proscribed trading practices by advisers

Various trading practices can run afoul of the securities laws.  Three of the most common are interpositioning, front running and scalping.  Eagle neither condones nor conducts such practices.

Interpositioning

An investment adviser is prohibited from interpositioning a broker-dealer between the client assets managed by the adviser and a market maker in situations where the adviser could deal directly with the market maker and the interpositioned broker-dealer performs no bona fide function in connection with the transaction.  The SEC takes the position that, in such a situation, the adviser may not meet its best execution obligation of obtaining total proceeds for the client that are the most favorable obtainable under the circumstances.(5)

(5)           See, e.g., Thomson & McKinnon, 43 SEC 785 (1968).

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Frontrunning

Frontrunning occurs when an adviser (or broker) trades in advance of its customers in order to take advantage of the market impact of its customers’ transactions.  For example, frontrunning occurs when an adviser trades for its account while in possession of information concerning the imminent block transaction of one of its clients.  The transaction is consummated in order for the adviser to capitalize on the possession of the material non-public information.  Specifically, the adviser buys or sells a security prior to the execution of the block transaction so as to benefit from the price change reasonably expected to follow the execution of the block order.

Scalping

Scalping is a type of frontrunning that occurs when an adviser secretly places orders for its own account prior to publication of a research recommendation and then immediately sells (or buys back) that security when the market price changes in response to the recommendation.  The Supreme Court has held that failure by an adviser to disclose scalping violates Section 206 of the Advisers Act.(6)

F.             Restrictions On Principal Transactions And Agency Cross Transactions Involving Client Accounts

Investment advisers are subject to restrictions that are designed to deal with actual or potential conflicts of interest.  Such conflicts may arise when advisers sell securities to, or purchase securities from, their clients as principal or engage in so called “agency cross transactions.”

1              Trading with clients as principal

It is Eagle’s current policy not to engage in principal transactions.  If that policy changes, Eagle will comply with the requirements set forth below.

(6)           SEC v. Capital Gains Research Bureau, supra.

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a.             Non-ERISA Accounts

Section 206(3) of the Advisers Act provides that an adviser, acting as principal for its own account, may not knowingly sell any security to or purchase any security from a client, without disclosing to such client in writing, before the completion of such transaction, the capacity in which it is acting.(7) A blanket disclosure and consent in a general agreement between the adviser and its client does not suffice.(8)

Accordingly, if Eagle plans to trade with a client as principal, it must disclose to the client any adverse interest together with any information in its possession that the client should possess to determine whether to enter into the transaction.  The disclosure should include:

•                                          the cost to Eagle of any security which it proposes to sell to its client (or, if it proposes to buy a security from its client and knows or is reasonably certain of the price at which the security is to be resold, a statement of that price); and

•                                          the best price at which the transaction could be effected by or for the client elsewhere if such price is more advantageous to the client than the actual purchase or sale price.

ERISA accounts

Eagle may not enter into principal transactions with covered plans.  In addition, Eagle may not cause a plan to enter into principle transactions with Eagle unless Eagle is a market maker with respect to the security purchased or sold and certain conditions are satisfied.  Due to the difficulty of ensuring compliance with these conditions, principal transactions for ERISA accounts will not be entered into with Eagle without prior consultation with, and specific approval of, legal counsel.

•                  Agency cross transactions

Agency cross transactions occur when an investment adviser acts as a broker for an advisory client and for another person on the other side of the transaction.  It is Eagle’s current policy not to engage in such transactions.  If that policy should change, Eagle would have to comply with the detailed requirements of Rule 206(3)-2 under the Advisers Act because agency cross transactions are only permissible if effected in accordance with such Rule.  Briefly, such Rule requires:

•                                          full disclosure to the client;

•                                          written consent from the client;

•                                          written confirmations to the client when such transactions occur; and

(7)           Section 206 of the Advisers Act also has been interpreted to require similar disclosures for principal transactions.

(8)           Moreover, registered investment companies are, except for narrow and rarely applicable exceptions, prohibited from engaging in principal transactions with their investment advisers or any affiliated person thereof.

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•                                          an annual statement to the client respecting the number of transactions and the remuneration the adviser has received from them.

3.             Other Cross Transactions

Generally while the requirements of Rule 206(3)2 do not apply (by definition) to cross transactions executed by unaffiliated brokers between client accounts managed by an investment adviser, such a transaction would be subject to section 206(2) under the Advisers Act which imposes a fiduciary obligation on advisersto obtain the best price and execution of a client transaction.

•                  Cross transactions between an investment company and its investment adviser or affiliates of its investment adviser are prohibited under Section 17(a) of the Investment Company Act of 1940. However, such cross-transactions may be permitted by the SEC when the adviser complies with the exemption rules stated in !7a-7  of the ICA. Those Provisions require:

•                  The transaction to be carried out at the independent current market price of the security, consistent with the investment objective and policies of the mutual funds;

•                  No brokerage or transaction fees other than customary transfer fees to be paid; and

•                  The mutual fund’s board of directors adopt and monitor procedures, on a quarterly basis, to ensure that Rule 17a-7 is followed.

G.            Voting And Tendering Shares

When the custodian of a client account notifies Eagle that it has received a proxy solicitation, or a tender or exchange offer, with respect to a security in the client’s portfolio, the manager for the account shall vote or determine whether to tender the shares, respectively, all in accordance with the terms of the client’s investment advisory contract.  In such instances, Eagle will act in accordance with its fiduciary duties and with its client’s best interests in mind.  The standard forms of Investment Management Agreement authorize Eagle to vote or tender shares on behalf of the client.

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H.                                               Custody or Possession of Clients’ Funds or Securities

The Advisers Act prohibits an investment adviser from taking custody or possession of any client’s funds or securities unless certain safekeeping procedures are followed.(9) These procedures are set forth in Rule 206(4)-2 under the Advisers Act, which requires that:

•                                          all such securities of each client are segregated, marked to identify the particular client who has the beneficial interest therein, and held in safekeeping in some place reasonably free from risk of destruction or other loss;

•                                          (1) all such funds of such clients are deposited in one or more bank accounts which contain only clients’ funds, (2) such account or accounts are maintained in the name of the adviser as agent or trustee for such clients, and (3) the adviser maintains a separate record for each such account which shows the name and address of the bank where such account is maintained, the dates and amounts of deposits in and withdrawals from such account, and the exact amount of each client’s beneficial interest in such account;

•                                          the adviser, immediately after accepting custody or possession of such funds or securities from any client, notifies such client in writing of the place and manner in which such funds and securities will be maintained, and thereafter, if and when there is any change in the place or manner in which such funds or securities are being maintained, gives each such client written notice thereof;

•                                          the adviser sends to each client, not less frequently than once every three months, an itemized statement showing the funds and securities in the custody or possession of the adviser at the end of such period, and all debits, credits and transactions in such client’s account during such period; and

•                                          all such funds and securities of clients are verified by actual examination at least once during each calendar year by an independent public accountant at a time which shall be chosen by such accountant without prior notice to the adviser.  A certificate of such accountant stating that he has made an examination of such funds and securities, and describing the nature and extent of such examination, shall be filed with the SEC promptly after each such examination.

(9)           An adviser has custody of a client’s funds or securities if it directly or indirectly holds such funds or securities, has any authority to obtain possession of them, or has the ability to appropriate them.  An adviser has custody, for example, if it has a general power of attorney over a client’s account or has signatory power over a client’s checking account.

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As disclosed in its Form ADV, Eagle’s current policy is not to take custody of or possess the securities or funds accrued beneficially by any client.  Accordingly, Eagle may not take custody of or possess client securities or funds unless the procedures summarized above are satisfied and Form ADV is amended.

I.              Prime Broker Accounts

Under the terms of a Prime Broker Contract with Raymond James & Associates, Inc. its affiliated broker-dealer, Eagle directs a substantial volume of client trades through two prime broker accounts.  Eagle is obligated to determine that each client account which uses a prime broker account must have a minimum net equity of $100,000 in cash or securities at the time a trade is made, in accordance with SEC guidelines.  If an account falls below the minimum, it becomes ineligible to trade through a prime broker account until the net equity is restored to $100,000.  Cash or cash equivalent and securities held in DVP and non-Raymond James & Associates, Inc. account balances may not be used to reach the $100,000 minimum.

J.             Correcting Errors

Eagle Asset Management takes the position that all errors need to be corrected as soon as possible upon discovery of the error.  All errors involving account number changes must be reviewed by the Trading Operations Supervisor to ensure all Eagle accounts are being treated fairly and that there is not a favorable allocation of profitable trades.  A report detailing the circumstances of any error in which the correction of the error results in a gain or a loss must be prepared by the Trading Operations Supervisor and reviewed by the Compliance Officer and the Department Manager of the person responsible for the error.  All cancel and corrects resulting from account number changes or errors requiring market action must be reviewed by the Compliance Officer.

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VI.           COMMUNICATIONS WITH CLIENTS

A.           Annual Delivery of Disclosure Statement

As already discussed, Rule 204-3 under the Advisers Act (the Brochure Rule) requires Eagle to provide new clients with Part II of its Form ADV or a brochure describing Eagle, its business, and certain of its policies.  The Rule also requires Eagle to deliver, or offer in writing to deliver, without charge, this same disclosure statement to its existing clients on an annual basis.

Eagle does not have to make the annual offer to deliver, or make actual delivery, on the specific anniversary date of each client’s contract. Eagle’s current practice is to make the offer, or make actual delivery, within 45 days of the end of the calendar year.

If, in response to Eagle’s offer, a customer requests a disclosure statement in writing, then Eagle must mail or deliver that statement within seven days after receiving the request.

B.            Periodic Statements to Clients

Eagle currently sends account statements to clients on a quarterly basis unless clients request monthly statements.

C.            Transaction Disclosures

As a manager of ERISA plan accounts which effect brokerage transactions through an affiliated broker-dealer,. Eagle complies with the disclosure requirements of Department of Labor Prohibited Transaction Exemption 86-128 on an annual basis.  Eagle also provides to its clients, the disclosures required of Eagle’s affiliated broker-dealers under Section 11(a) of the Securities Exchange Act of 1934.

D.            “As Occur” Disclosure Requirements

Under Rule 206(4) under the Advisers Act, investment advisers must “promptly” disclose to their clients, if and when they should occur, all material facts respecting:

•                                            a financial condition of the adviser that is reasonably likely to impair its ability to meet its contractual commitments to its clients, if the adviser has discretionary authority (express or implied) or custody over such clients funds or securities; or

•                                            a legal or disciplinary event that is material to an evaluation of the adviser’s integrity or ability to meet its contractual commitments to its clients.

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E.             Correspondence Review

As a matter of internal policy, Eagle’s portfolio managers are required to maintain their own correspondence files relating to their correspondence with clients.  Other correspondence relating to the clients’ accounts is kept in Eagle’s central file. Senior administrative personnel are responsible for reviewing (and, if necessary, responding to) all correspondence with respect to the client accounts Eagle manages.

F.             Performance Policies and Procedures – AIMR – PPS Standards

The following are the policies and procedures used by Eagle to establish performance returns to maintain compliance with AIMR-PPS Standards:

1.               Objectives (composites) are created by senior management for each different investment style offered by Eagle;

2.               These objectives are further defined based on type of client: retail, institutional, 175-185

3.               Each client is coded to one of these objectives based on the client contract/agreement;

4.               The individual client account performance for a period is calculated by the portfolio management system (PMS) the account is maintained on at Eagle;

5.               These (PMS) Performance amounts of each account are linked to result in annual performance returns for the account;

6.               The performance amounts of all accounts of an objective are market weighted and combined to calculate the composite peformance;

7.               Accounts with significant trading restrictions are excluded from the composite performance if the chief compliance officer determines that the restrictions result in trading of the account in a style that differs from the objective;

8.               The policy defining the periods (starting period, ending period) an account will be included in the composite performance calculation is determined by the chief compliance officer;

9.               Annual complosite performance amounts are linked to rport multi-year annualized performance amounts;

10.         Senior management determines which composite will be reviewed for AIMR compliance; In certain circumstances, portability of investment results is allowed. This is generally a decision made by senior management and chief compliance officer, and at times, incorporates outside legal advice;Adherence to the requirements of the AIMR-PPS standards is done by chief compliance officers or his designee, and at times, incorporates consultations from Eagle’s AIMR auditors or outside legal counsel;

G.            Privacy

Eagle’s policy s to protect the confidentiality of customer information. As required by Regulation S-P, Eagle delivers the following Privacy Notice to its customers when they open an account, and thereafter on an annual basis:

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PRIVACY NOTICE

Eagle Asset Management, Inc. (“Eagle”) is committed to protecting the confidentiality of the information provided to us by our customers. As required by Regulation S – P adopted by the Securities and Exchange Commission, this is a notification regarding the collection, use, and protection of the personal information furnished to us by our customers.

We collect nonpublic personal information about you from the following sources:

•                  Information we receive from you on applications or other forms;

•                  Information about your transactions with us, our affiliates, or others; and

•                  Information we may receive from an consumer reporting agency.

Eagle does not disclose any nonpublic personal information about you to anyone, except for disclosures as permitted by law to affiliates of Eagle and to other nonaffiliated parties for the purpose of processing and servicing transactions for your account.

Eagle has policies that restrict access to nonpublic personal information about you to those employees who have need for that information in order to provide products or services to you.  Eagle maintains physical, electronic and procedural safeguards to protect your nonpublic information.

1)             PRIVACY

The Company and its Associates, in the conduct of business, collect and retain personal and confidential information about individuals. In order to strike a workable balance between the need for information and the privacy of individuals, the Associate shall be guided by the following principles in the collection, storage, use, and dissemination of information about the persons to whom the Company provides investments, insurance products, and other services.

1.               Seek to obtain personal information only if pertinent to the effective conduct of our business.

2.               Obtain personal data by lawful and ethical means only and, to the extent practicable, obtain it directly from the individual concerned.

3.               Make every effort to ensure the accuracy, completeness, timeliness, and relevance to the specific business purpose, of any information concerned.

4.               Make every effort to inform the individual that the information will be collected, how it will be collected, and for what purposes it will be used. This requirement shall not apply to investigations involving possible criminal activity, fraud or security violations, internal

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investigations by the Audit, Compliance or Legal departments or otherwise, or screening for employment for which the individual has applied.

5.               Where required by law, make available to individuals any information we maintain on them. In so doing, the Company reserves the right to protect the privacy of the source of the information.

6.               Permit the client or Associate to clarify or supplement the information held by the Company, and correct or delete any information known to be inaccurate.

7.               Limit access to information in the Company’s records to those persons who have a bona fide business-related need to see it, or whose request is based on valid legal process or proper regulatory purpose.

8.               Store and safeguard confidential information in a manner appropriate to its nature.

9.               When creating, designing or revising any information system ensure that the system, as designed or revised, is consistent with these principles.

Other internal policies designed to protect customer records and information include the following:

(1) Requests for nonpublic personal customer information which are not related to the processing and servicing of account transactions are referred to Eagle’s Compliance Department or Corporate Counsel for appropriate handling.

(2) The company’s premises have 24 hour security service to prevent unauthorized access.

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VII.         INTERNAL MANAGEMENT

A.            Sales Practices of Investment Advisers

The Advisers Act does not directly regulate the sales practices of investment advisers.  However, Section 206 of the Act, the Act’s general antifraud section, prohibits advisers from engaging in any act, practice, or course of conduct which is fraudulent, deceptive or manipulative.  Pursuant to this section, the SEC has established guidelines for advertising and for payment of solicitation fees, as next described.

1.             Restrictions on Advertisements

The content of investment adviser advertisements is generally controlled by SEC Rule 206(4)-1 under the Advisers Act.(1) That Rule prohibits Eagle from distributing advertisements which:

•                                          refer to any testimonials regarding Eagle’s services;

•                                          refer to prior specific recommendations of Eagle that were profitable unless the advertisement also sets out or offers to furnish a list of all recommendations made within at least the last year and provides certain additional information;

•                                          represents that any graph, formula or method can be used to determine which securities to buy or sell without prominently disclosing the limitations thereof;

•                                          offers any report, analysis or service without charge unless it is entirely free without any condition or other obligation; or

•                                          contains any untrue statement of a material fact, or which is otherwise false or misleading.

                Because of Section 206 and Rule 206(4)-1, Eagle is very careful not to puff, exaggerate or misstate its background, experience, reputation in the business, or its performance.  It must also

(1)           Under the Advisers Act, the term advertisement is broadly defined.  It includes any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or on radio or television which offers:

•                                          any analysis, report, or publication concerning securities or which is to be used in determining when to buy or sell a security or which security to buy or sell;

•                                          any graph, chart, formula or other device to be used in determining when to buy or sell a security or which security to buy or sell; or

•                                          any other investment advisory service with regard to securities.  [Rule 206(4)-1(b)].

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be careful if it wishes to advertise the performance results of either model or actual portfolios.  Through various no-action letters, the SEC staff has suggested that violations of Rule 206(4)-1 could be found where the advertisement of performance results, among other things:

•                                          fails to disclose the effect of material market or economic conditions on the results portrayed;

•                                          fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends or other earnings;

•                                          makes claims about the potential for profit without also disclosing the possibility of loss;

•                                          compares results to an index without disclosing all material facts relevant to the comparison; or

•                                          fails to disclose material conditions, objectives or investment strategies used to obtain the result portrayed.

Eagle’s practice is to review all advertising material for compliance with applicable statutes and regulations before it is approved for distribution.  This review is conducted by Eagle’s counsel and/or Eagle’s Compliance Officer.  Eagle maintains files of all approved advertising in accordance with Rule 204-2.

2.                                       Restrictions on Solicitation Fees

From time to time investment advisers wish to pay cash fees to parties that refer advisory clients.  While payments of such solicitation fees are not proscribed by the Advisers Act, the conditions under which they may be made are circumscribed by SEC Rule 206(4)-3.  The conditions are generally as follows:

a.                                       There must be a written agreement to which Eagle is a party that provides for the payment of the fee;

b.                                      The solicitor must not be subject to certain disqualifying past conduct;

c.                                       If the solicitor is an Eagle employee or is otherwise affiliated with Eagle, that fact must be disclosed to the prospective client at the time of the solicitation or referral;

If the solicitor is not an Eagle employee or otherwise affiliated with Eagle, or if the solicitation activities do not relate solely to the provision by Eagle of impersonal advisory services (e.g., advice that does not meet the needs of the specific client), the following additional conditions must be met:

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(1)   The written agreement referred to in a. above must include:

(i)                                     a description of the solicitation activities that will be permitted and the compensation to be paid

(ii)                                  an undertaking by the solicitor to comply with the law and any instructions from Eagle

(iii)                               an agreement that the solicitor provides to prospective clients a copy of: (1) Eagle’s written disclosure statement, and (2) a separate written disclosure statement of the solicitor;

e.             Eagle must obtain from the client, prior to, or at the time of, entering into an investment advisory contract, a signed and dated acknowledgment of receipt of both Eagle’s and the solicitor’s written disclosure statement;  See Apendix VII-B

f.              Eagle must make a bona fide effort to determine whether the solicitor complied with the agreement and must have a reasonable basis for believing the solicitor has complied.

Eagle provides required disclosure regarding its referral fee programs in Item 13 of Form ADV, Part II.

Rule 206(4)-3 only addresses the direct or indirect payment of cash referral fees.  However, the SEC has also addressed the issue of non-cash referral payments.  For instance, the propriety of an adviser directing brokerage to a firm that has referred clients to the adviser has been the subject of an SEC administrative proceeding.(2)  Eagle directs brokerage to a particular firm only when properly requested to do so by clients.

B.            Regulatory Reporting Requirements

The Exchange Act imposes a variety of reporting requirements on certain security holders, including investment advisers.  These reports are next discussed.  In addition, investment advisers must comply with state blue-sky reporting requirements.

1.             13F Filings

As an institutional investment manager, Eagle is subject to the requirements of Rule 13f-1 under the Exchange Act.  If Eagle exercises investment discretion with respect to accounts holding “Section 13(f) securities” having an aggregate fair market value on the last trading day of any month of any calendar year of at least $100 million, it must file a report on Form 13F with the SEC by February 14 of the subsequent calendar year and by May 15, August 14, and November 14, of each subsequent year.

(2)           Mark Bailey & Co., Advisers Act Rel. No. 1105 (Feb. 24, 1988)

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“Section 13(f) securities” include any equity securities (voting and non-voting) of a class which is registered pursuant to Section 12 of the Exchange Act (i.e., most publicly traded equity securities), or any equity security of an insurance company which would have been required to be so registered except for the exemption provided for securities issued by insurance companies regulated by the insurance departments of their domiciliary states, and any equity security issued by a closed-end investment company registered under the Investment Company Act of 1940.  In determining what classes of securities are “Section 13(f) securities,” Eagle may rely on the most recent list of such securities published by the SEC pursuant to Section 13(f)(3) of the Exchange Act.  Only securities of a class on such list are to be counted in determining whether Eagle must file a report on Form 13F, and only those securities are to be reported in such report.

In lieu of a Form 13F filing, Rule 13f-2(T) under the Exchange Act permits Eagle to make an E.D.G.A.R. filing on magnetic tape in the format of Form 13F-E.

2.             13D and 13G Filings

Every beneficial owner of more than 5 percent of any registered class of voting equity security must file a report with the SEC under either Section 13(d) or 13(g) of the Exchange Act.  As a general matter, the intent of Section 13(d) and Schedule 13D thereunder is to supply information concerning certain accumulations of beneficial ownership, presumably with either the intent or effect of causing a change in control of an issuer.  The formation of a group in connection with the acquisition of equity securities of a portfolio company could give rise to a filing requirement under Section 13(d).

Investment advisers and other types of institutional investors are permitted to file on Schedule G rather than the more detailed Schedule D if the institution has acquired its beneficial ownership “in the ordinary course of business” and without the “purpose or effect of changing or influencing control” of the issuer.(3) Under Rule 13d-3 of the Exchange Act, a “beneficial owner” of a security includes any person who has or shares investment power with respect to such security.  This includes the power, possessed by investment advisers, to dispose or direct the disposition of such security.  Therefore, Eagle is subject to the Schedule G reporting requirements if, at the end of the calendar year, it has investment or voting power over more than 5 percent of voting equity securities of:

•                                          a class that is registered pursuant to Section 12 of the Exchange Act (i.e., an exchange-listed voting equity security or an SEC-registered OTC voting equity security;

•                                          any insurance company exempt from registration under Section 12(g)(2)(G) of the Exchange Act; or

•                                          a closed-end investment company requested under the Investment Company Act of 1940.

(3)           Exchange act Rule 13d-1(b)(1).

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If Eagle is subject to the Schedule 13G reporting requirements, it must file six copies (including all exhibits) of Schedule G with the SEC by February 14 of the subsequent calendar year.  In addition, it must send one copy of each Schedule G to the issuer of the security at its principal office, by registered or certified mail, and to the principal national securities exchange on which the security is traded.

3.             Section 16 Filings

Section 16 of the Exchange Act and Rule 16a-3 thereunder impose additional reporting requirements on persons who, directly or indirectly, beneficially own more than 10 percent of any class of equity security (other than an exempted security) that is registered under Section 12 of the Exchange Act.(4) If that Section applies, Eagle must file an Initial Statement of Beneficial Ownership of Security on Form 3 with the SEC.  Form 3 is required to be filed within 10 days after the 10% level is reached.

Thereafter, filings must be made on Form 4 within 10 days after the close of any calendar month in which there is a change in ownership.  Such month-end filings must indicate the amount of ownership at the close of the calendar month and a description of changes in ownership which occurred during that month.

Section 30(f) of the Investment Company Act of 1940 applies the requirements of Section 16 of the Exchange Act to securities issued by closed-end investment companies.  Accordingly, if Eagle (or any of its affiliates) were to become the beneficial owner of any class of outstanding securities (other than short-term paper) of a registered closed-end investment company, it likewise would be required to file Form 3 with the SEC, in that case within 10 days of becoming an investment adviser to the registered closed-end investment company.

If Eagle should become subject to the foregoing filing requirements, legal counsel should be contacted immediately due to the risk of substantial short-swing profits liability if special guidelines for transactions are not met.

C.            Recordkeeping Requirements

Registered investment advisers are required by Section 204 of the Advisers Act to keep accurate and current books and records relating to their advisory business.  In addition, as discussed hereafter, an adviser to an investment company registered under the Investment Company Act of 1940 also must maintain certain additional records required under that Act.

A complete list and description of the books and records required to be maintained by Eagle under Section 204 is set forth in Rule 204-2 thereunder. Among the various types of records listed in this Rule are:

•                                          documents of an accounting or financial nature (journals, ledgers, bank records, bills, trial balances, etc.);

(4)           The Section 16 reporting requirements are also imposed on corporate officers and directors.

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•                                          documents relating to Eagle’s clients (advisory contracts, powers of attorney, disclosure statements, etc.);

•                                          documents relating to specific recommendations made to clients and specific transactions effected for clients;

•                                          records of securities transactions in which Eagle acquires a direct or indirect beneficial interest;

•                                          copies of advertisements, investment letters, etc., if distributed to 10 or more persons;

•                                          internal working papers necessary to demonstrate the basis for the calculation of performance or rate of return of advisory accounts.

The Advisers Act requires that all required records shall be maintained in an easily accessible place for five years after the end of the fiscal year to which they relate, the first two years in an appropriate office of Eagle.  Records with respect to transactions with a registered investment company must be preserved for six rather than five years.(5)

Books and records required by Rule 204-2 may be maintained in photographic form or on magnetic disc, tape or other computer storage media.  Eagle may also maintain and preserve on computer tape or disc or other computer storage medium records that, in the ordinary course of Eagle’s business, are created on electronic media or are received solely on electronic media or by electronic data transmission.  If Eagle’s records are produced or reproduced by photographic film or computer storage medium, Eagle must:

•                                          arrange the records and index the films or computer storage medium so as to permit the immediate location of any particular record;

•                                          be ready at all times to provide promptly any facsimile enlargement of film or computer printout or copy of the computer storage medium which the SEC by its examiners or other representatives may request;

•                                          store separately from the original one other copy of the film or computer storage medium for the time required;

•                                          with respect to records stored on computer storage medium, maintain procedures for maintenance and preservation of, and access to, records so as to reasonably safeguard records from loss, alteration, or destruction; and

(5)           Investment Company Act Rule 31a-2(e).

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•                                          with respect to records stored on photographic film, at all times have available facilities for immediate, easily readable projection of the film and for producing easily readable facsimile enlargements.

Eagle’s records are generally subject to examination by the SEC staff.  SEC inspections routinely include review of an adviser’s records for accuracy and completeness.  Failure to maintain records properly is treated by the SEC as a serious violation of the Advisers Act.  If records are unavailable, inaccurate, or incomplete, enforcement action may be instituted by the SEC.

D.            Insider Trading

Section 204A of the Advisers Act imposes an affirmative obligation on investment advisers to adopt, maintain, and enforce “written policies and procedures” reasonably designed to prevent illegal insider trading and tipping by employees and other persons whom they control.  While investment advisers are free under Section 204A to design insider trading procedures to meet their own circumstances, the legislative history of Section 204A indicates that the procedures must include these basic elements:

•                                          restraints on access to files likely to contain nonpublic information;

•                                          continuing education for employees;

•                                          restrictions on or monitoring of trading in securities about which the firm’s employees possess nonpublic information;

•                                          monitoring of trading for the account of the firm or individuals; and

•                                          a requirement that personnel conduct their securities trading through in-house accounts or report trading in outside accounts on an expeditious basis.

                Failure to establish and enforce the required supervisory procedures constitutes a violation of Section 204A even if no inside trading violation has occurred.  Such failure also could expose Eagle to civil or criminal liability for an employee’s unlawful insider trading if the failure to have or enforce the procedures substantially permits the violation to occur.  Eagle has established written policies and procedures regarding Insider Trading, and each employee must certify annually his or her understanding of the rules and the obligation to comply with them.  See Appendix IX-A Procedures designed to detect and prevent Insider Trading.

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E.             Ineligible Personnel

                The Advisers Act regulates the types of persons who may be employed or become associated with the adviser by granting to the SEC the authority to impose penalties (such as suspension of the adviser’s registration), if the SEC determines that the adviser has employed or become associated with any person who has been convicted of certain crimes relating to the securities business, or of larceny, embezzlement or any similar crime, or is enjoined from serving in any aspect of the securities business.  Accordingly, Eagle, or its parent company:

•                                          use an application form which includes a questionnaire component that elicits relevant background information;

•                                          perform a reference check with at least two prior employers; and

•                                          perform background checks with appropriate government agencies.

                The Compliance Officer will monitor Eagle’s hiring practices to see that they are being observed and to determine if they are effective.

F.             Subadvisory Arrangements

                From time to time Eagle enters into subadvisory agreements with other investment advisers, under which Eagle acts as either the adviser or the subadviser.  When acting as the adviser, Eagle has certain responsibilities to monitor the activities of, and the accounts managed by, the subadviser.  When acting as the subadviser, Eagle has the responsibility to notify the adviser when certain events occur.  The following paragraphs outline Eagle’s duties and procedures when acting in each capacity.

1.             As the Adviser

a.                                       Eagle must monitor the investment performance of client accounts managed by a subadviser as well as compliance with any applicable investment guidelines.

b.                                      Eagle must periodically review a subadviser’s dollar allocation and trading practices, particularly with regard to the use of affiliated broker-dealers.

c.                                       Eagle should annually review the subadviser’s ADV, marketing materials (as they relate to Eagle), and financial statements.

d.                                      Eagle should be notified of any significant changes in the subadviser’s business or personnel that might affect Eagle’s clients.

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e.               Eagle should meet periodically with the subadviser’s senior management and portfolio manager(s).

2.             As the Subadviser

As a subadviser, Eagle should promptly notify the adviser of the following:

a.                                       Pending or threatened litigation, regulatory action, or client complaint relating to a client account.

b.                                      Significant changes in its policies or personnel.

c.                                       Violations of compliance procedures or regulatory requirements.

d.                                      ADV and marketing material changes.

G.            Dual Employees

                From time to time, an Eagle employee may have dual employee status, i.e., the person is an employee of Eagle and concurrently an employee of another firm.  The employee may be full-time with Eagle and part-time with the other firm, or vice-versa.  In either situation, Eagle has a duty to supervise the employee in the performance of his or her job duties for Eagle.  In particular, if the employee is part-time with Eagle and thus performing duties off-site, Eagle must develop a set of monitoring and supervisory procedures to ensure adequate supervision of the employee’s job performance.

1.             As Registered Representatives

Eagle employees may be licensed to act as registered representatives of Raymond James & Associates, Inc., an affiliated broker-dealer of Eagle. Their activities as registered representatives are expected not to interfere with their full-time responsibilities for Eagle. In order to ensure that brokerage activities of Eagle registered representatives do not interfere with the employee’s primary responsibility to Eagle clients and that Eagle fulfills its fiduciary responsibility to act in the best interests of its clients, the following policies are hereby established:

a.    Solicitation of certain securities to an employee’s registered representative clients will be prohibited. Securities that will be restricted from solicitation are: securities that are held in the Eagle SmallCap or SmallCap-Focus objective that are equal to or greater than 5,000 shares or more in size, securities for which there is an “active” buy or sell program, securities which may be under consideration for a buy or sell program by portfolio management, and any other individual security which Compliance feels the purchase of by an employee registered

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representative’s clients would compromise the best interests of Eagle clients. An “active” buy or sell program is defined as a program of buy or sell orders intended to be allocated to at least 10% of Eagle clients in any particular investment objective. A buy or sell program is no longer “active” on the next business day subsequent to the completion of the execution and allocation of such orders.

Each security for which an employee-registered representative wants to solicit to his or her brokerage clients must be precleared with the Compliance Administrator or his designee. Transactions in the following securities do not require preclearance - U.S. Government securities; repurchase agreements; securities issued by registered open-end investment companies (mutual funds); options on a broad-based, publicly traded market basket or index of stocks (the S&P 500 index); covered call options on underlying securities held in the clients account; Raymond James Financial stock; and other securities determined to be “riskless” by Compliance.

b.   All employee-registered representative activity must additionally comply with established policies and procedures of Raymond James & Associates, Inc.

VIII.  SEC ENFORCEMENT

A.            In General

The SEC has statutory authority to enforce all obligations imposed by the Adviser Act.  Enforcement may be effected through inspection, informal compliance procedures, or civil or criminal litigation.

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B.            Inspection Authority

As discussed above, Section 204 of the Advisers Act and the Commission rules thereunder require that investment advisers preserve various records.  Section 204 requires that these records be made available to the Commission at any time for “reasonable periodic, special, and other examinations” by the Commission or its staff.  Pursuant to this authority, the SEC conducts an investment adviser inspection program.  Typically, an inspection involves a visit by the staff to the adviser’s office without prior notice.  The staff requests immediate production of records, and examines them in the company’s office.  The staff might also interview officers or employees of the adviser.

C.            Informal Compliance Procedures

Where an inspection reveals violations which the staff regards as minor and inadvertent, it will normally do no more than send a “deficiency letter” following the inspection.  This letter lists the violations, and requests that the staff be informed within a specified period of time (e.g., 30 days) what steps have been taken to remedy them.

D.            Formal Enforcement Action

Three types of formal enforcement action are available to the SEC:

1.             Administrative

Under Section 211 of the Advisers Act, the Commission may commence a proceeding to permanently or temporarily enjoin any person from acting as or being associated with a registered investment adviser.  An injunction may be issued upon a finding that the person has violated any provision of the Advisers Act or for aiding or abetting such a violation.

2.             Civil

Under Section 209(d) of the Advisers Act, the Commission may ask a U.S. district court to enjoin any person from committing a violation or aiding or abetting any violation of the act, or any rule or order thereunder.

3.             Criminal

Section 209(d) also authorizes the Commission to refer evidence concerning violations of the Advisers Act, or any rule or order thereunder, to the Department of Justice for criminal prosecution.  Criminal penalties (fine of up to $10,000 and/or imprisonment of up to five years) are provided for in Section 217.

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IX.           ADVISING INVESTMENT COMPANIES

Special requirements are applicable to advising those clients of Eagle that are investment companies registered with the SEC under the Investment Company Act of 1940.  These requirements are established by the Investment Company Act as well as by Subchapter M of the Internal Revenue Code and the Commodity Exchange Act.

A.            Investment Company Act

1.   Portfolio Management

a.    Prospectus compliance

The portfolio manager must comply with the investment objectives, policies and restrictions as set forth in the prospectus of the investment company.  In the case of open-end investment companies, the Statement of Additional Information (“SAI”) will also contain investment policies and restrictions, which should be regarded as an integral part of the prospectus for compliance purposes.  In addition, if the investment company is “diversified,” then with respect to 75% of the company’s total assets the portfolio manager may not invest more than 5% of such company’s total assets in any one issuer and may not invest in more than 10% of the outstanding voting securities of any one issuer.(1)

b.  Brokerage transactions with Eagle

Section 17(e) of the Investment Company Act prohibits any affiliated person of an investment company (e.g., Eagle) or any affiliated person of such person (e.g., Raymond James & Associates, Inc. (“RJ”)) that acts as a broker in any securities transaction with such investment company to receive from any source, a commission, fee or other remuneration if it exceeds

•                                          the usual and customary broker’s commission if the sale is effected on a securities exchange;

•                                          2% of the sales price if the sale is effected in connection with a secondary distribution of such securities; or

•                                          1% of the purchase or sale price of such securities if the sale is otherwise effected (e.g., over-the-counter).

The SEC has adopted Rule 17e-1 for purposes of determining whether a commission, fee, or other remuneration may be regarded as not exceeding the “usual and customary broker’s commission.”  This Rule requires the board of directors of the investment company to adopt procedures whereby the directors determine at least quarterly that such commission, fee or remuneration is reasonable and comparable to that received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.

(1)           This diversification test is different from the “diversification” test, which must also be met, for maintaining regulated investment company status under the Internal Revenue Code, as discussed below.

Generally, the procedures contemplate quarterly reports to directors showing each of such company’s purchase and sale transactions on a given exchange during the preceding quarter (i.e., those involving both affiliated and non-affiliated brokerage), the identify of the broker, the total dollar amount of the transaction and the total commission, the number of shares involved and the per share commission.

Portfolio managers may effect transactions involving affiliated brokerage for an investment company client only after determining what such client’s policies are in respect of affiliated brokerage (which may be more restrictive than the Investment Company Act permits), including, if applicable, its Rule 17e-1 procedures.

c.   Purchases of new issues from underwriting syndicate that includes RJ

Section 10(f) of the Investment Company Act restricts the extent to which, during the existence of any underwriting or selling syndicate, a registered investment company may purchase securities (except those of which it is an issuer) if a principal underwriter of the securities is an officer, director, member of an advisory board, investment adviser or employee of the registered investment company, or an affiliate thereof (e.g., RJ), unless in acquiring the securities the investment company is itself acting as a principal underwriter for the issuer.  Section 10(f) would be applicable to offerings in which RJ was a syndicate member, even though the investment company seeks to purchase the securities from a nonaffiliated participant in the offering.

Purchases of securities during the existence of an underwriting syndicate may be made from non-affiliated participants under circumstances prescribed in exemptive Rule 10f-3 and related procedures adopted by the investment company thereunder.  The Rule provides for limitations on, among other things, the amount of the offering that may be purchased by the investment company and prescribes certain terms and conditions on the offering itself.  The affiliated underwriter may not receive any compensation from the investment company with respect to sales of securities to it (other than, if the underwriter is the manager or a co-manager of the underwriting syndicate, its management fee).  As a result, sales to the investment company may not be made from the institutional pot (in which selling concessions are shared by the entire syndicate).

The Rule 10f-3 exemption is available only for public offerings registered under the Securities Act of 1933 and firm commitment municipal securities offerings.  As a result of the limitations on the amount of the offering that may be purchased (the greater of 4% of the amount of the offering or $500,000, but not more than 10% of the amount of the offering), and the prohibition against sales from the syndicate’s institutional pot (especially in municipal securities offerings), many investment companies are largely restricted to secondary trading markets for purchases of portfolio securities.

d.             Transactions between Eagle, RJ, or other affiliates, and investment company

Section 17(a) of the Investment Company Act prohibits any person affiliated with an investment company (such as Eagle as investment adviser) or any affiliated person of such affiliate (such as Eagle Asset Management, Inc., Eagle, or other Eagle subsidiaries, CSFB or Credit suisse) or principal underwriter of such investment company (such as Eagle) from dealing with such investment company as a principal in the purchase or sale of securities (with certain exceptions if either such person or such investment company is the issuer of the securities) or borrowing money or other property from such company, unless a permissive order under Section 17(b) allowing such transaction is obtained from the SEC.  Two rules exempt the following classes of principal transactions from these prohibitions:

•                                          purchases and sales of securities between two investment companies with the same investment adviser; and

•                                          mergers between two such companies.  The SEC may also grant exemptions from Section 17(a) for specific transactions.

Section 17(d) prohibits joint or joint and several participation by an investment company and an affiliated person (Eagle) or principal underwriter (Eagle) or an affiliated person of such persons (including any other Eagle subsidiary, CSFB and Credit Suisse) in a transaction in contravention of such rules as the SEC may prescribe.  The SEC staff has construed “joint or joint and several participation” very broadly, and does not confine its interpretations to portfolio transactions only.  If any contemplated transaction could be construed as a joint transaction, legal counsel should be consulted before proceeding.  On the other hand, the SEC does not object to an adviser’s bunching purchase and sale orders on behalf of two or more investment companies it manages for the purpose of efficiency of execution or obtaining more favorable commission rates.  (See also discussion of bunching set forth above.)  Eagle’s current policy is to avoid transactions, for all managed accounts, including investment companies, which would involve an affiliate as a principal.

2.                                                   Ineligibility to Serve as Investment Adviser

Section 9 of the Investment Company Act prohibits, among other things, an investment adviser of any registered investment company and a principal underwriter for any registered open-end investment company from serving in such capacities if it, or any affiliated person of either:

•                                          has within 10 years been convicted of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person’s conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

•                                          is, by reason of any misconduct, permanently or temporarily enjoined by order, judgment, or decree of any court of competent jurisdiction from acting in any of the foregoing capacities or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

Note that the foregoing types of court proceedings are similar to required disclosures in Part I to Form ADV and Form BD.  Because of the breadth of Section 9, legal counsel should be consulted with a view to careful consideration of the implications, if any, of what might otherwise appear to be an unrelated consent decree.  If the proposed decree would have any effect under this Section of the Investment Company Act, consideration should be given as to the advisability of simultaneously seeking an order of exemption from the SEC.

3.             Adoption and Continuance of Investment Advisory Contracts

Section 15 of the Investment Company Act requires that an investment company’s investment advisory contract be a written contract approved by the “vote of a majority of the outstanding voting securities” (as defined in Section 2(a)(42) of the Act) and which:

•                                          precisely describes all compensation;

•                                          continues in effect for more than two years from its date of execution only if such continuance is approved at least annually by the board of directors or a “vote of a majority of the outstanding voting securities” of the investment company;

•                                          provides for termination by the investment company at any time, without penalty, upon 60 days’ notice to the adviser; and

•                                          provides for its automatic termination under the adviser’s “assignment” (as defined in the Investment Company Act, which would include a transfer of 25% or more of the outstanding voting securities of Eagle or of any direct or indirect parent of Eagle).

An investment advisory contract may be continued only for periods of up to one year.  Thus, it would be expected that each year the contract would be considered for continuance.  Also as part of the continuance procedure (although the contract does not have to so state), the terms of the contract and its renewal must be separately approved by the vote of a majority of disinterested directors cast in person at a meeting called for that purpose.  In connection with such approval, it is Eagle’s duty to furnish such information as may reasonably be necessary to evaluate the terms of the contract.(2)

(2)           Examples of such data would be a comparison of the investment company’s advisory contract fees, expenses and performance with that of other investment companies of similar size having similar investment objectives and policies.

4.             Fiduciary Duty of Investment Adviser

Section 36 of the Investment Company Act authorizes the SEC to bring an action for injunctive relief against an investment adviser relating to any act or practice constituting a breach of fiduciary duty involving personal misconduct.  The investment adviser is deemed to have a fiduciary duty with respect to the receipt of compensation for services, or payments of a material nature, from the investment company or its shareholders, and the SEC or a shareholder (including a shareholder suing in a class action on behalf of all shareholders) of such company may on its behalf sue the recipient of the compensation or payments for breach of such duty.  Under Section 36, any award of damages is limited only by the amount of compensation or payments received.

5.    Code of Ethics — Transactions in Portfolio Securities by Access Persons

a.    Section 17(j) and Rule 17j-1

Section 17(j) of the Investment Company Act authorizes the SEC to adopt rules and regulations to prevent fraudulent, deceptive or manipulative acts, practices or courses of business in the operation of investment companies and their affiliates, including the power to require the adoption of codes of ethics to prevent such practices.  Rule 17j-1 under the 1940 Act contains general antifraud provisions applicable to persons and entities affiliated with investment companies and requires investment companies, their investment advisers and their principal underwriters to adopt codes of ethics governing purchases or sales by investment company insiders of the same securities held or to be acquired by the investment company.

In accordance with Section 17(j) and Rule 17j-1 thereunder, Eagle has adopted a Code of Ethics to regulate the behavior of its directors, officers and “advisory persons” (defined therein and could include certain employees of Eagle) in connection with the purchase and sale of securities (other than exempted transactions ) being purchased or sold, or being considered for purchase and sale, by the investment company.  See Appendix IX-A Eagle’s Code of Ethics.

b.             Reports

Every Eagle director, officer and advisory person (for this purpose, collectively referred to as “access persons”) must report to Eagle transactions in any security in which such access person acquired direct or indirect beneficial ownership, unless such person has no direct or indirect influence over the account, the transaction is exempt under the Code of Ethics, or the information has already been provided in compliance with other requirements of this Manual.  To comply with this requirement, the person indicated as responsible for Code of Ethics reports will request from all access persons (and other employees as well) copies of confirms on all personal trades within one business day of the trade date.

All access persons must report to Eagle transactions in any security in which such access person acquired direct or indirect beneficial ownership, unless such person has no direct or indirect influence over the account, the transaction is exempt under the Code of Ethics, or the information has already been provided in compliance with other requirements of this manual. To comply with this requirement, Eagle’s designated Compliance Officer will request from all access persons (and other employees as well) copies of confirms on all personal trades as required under the Code of Ethics.

c.             Sanctions

Eagle has established a Code of Ethics Review Committee which reviews Code of Ethics violations and determines appropriate sanctions in accordance with the Codes Sanction Guidelines. These sanctions include written warning / reprimand, suspension of trading priviledges, fines, disgorgment of profits, censure, suspension or termination of employment. All material violations and any sanctions imposed must be reported to the investment company’s board of directors.

6.             Forms 3 and 4

Section 30(f) of the Investment Company Act requires Eagle (its directors, officers, and employees of Eagle Asset and Eagle) to file an Initial Statement of Beneficial Ownership of Securities on Form 3 with the SEC with respect to any registered closed-end company of which it is investment adviser and would be required to file Form 4 under the circumstances set forthhowever, relate to all classes of securities (other than short-term paper) issued by such investment companies and not just equity securities as is the case for Section 16 filings.

B.                            Internal Revenue Code - Subchapter M

An entity that qualifies as a regulated investment company (“RIC”) for federal income tax purposes is not subject to corporate-level income tax on income distributed to stockholders.(3)

1              Qualification as a RIC

In order to qualify as a RIC, the entity must:(4)

•                                          be a United States corporation (which includes an association such as certain types of trusts) which at all times during the taxable year is registered under the Investment Company Act as a management company, business development company, or unit investment trust; or it must be a common trust fund or similar fund exempt from registration under the Act;

•                                          make an election to be a RIC or have made an election for a previous taxable year;

(3)           Although this Manual specifically addresses federal income tax issues, state tax laws generally mirror those described herein.

(4)           These rules must be applied separately to each “series” of a given RIC.

•                                          derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

•                                          diversify its holdings so that (i) at the close of each quarter of its taxable year, at least 50% of the value of its total assets is represented by cash and cash items (including receivables), government securities, securities of other RICs, and other securities, but taking into account other securities in respect of any one issuer only to the extent not greater in value than 5% of the value of the total assets of the RIC and not more than 10% of the outstanding voting securities of such issuer; and (ii) not more than 25% of the value of its total assets is invested in the securities (other than government securities or the securities of other RICs) of any one issuer;

•                                          distribute at least 90% of its investment company taxable income (i.e., income other than net long-term capital gains in excess of net short-term capital losses) for the taxable year;

•                                          either be a RIC for all taxable years ending on or after November 8, 1983, or have no accumulated earnings and profits for any period during which it was not a RIC.

2.             Dividends-Received Deduction

Distributions by a RIC to corporate stockholders will be eligible for the 70% dividends-received deduction only to the extent such distributions are attributable to certain dividends(5) received form U.S. corporations.

3.             Long-Term Capital Gains

To the extent a RIC’s net long-term capital gains exceed its net short-term capital losses, the resulting net capital gain may be passed through to stockholders as long-term capital gain.  For property acquired on or after January 1, 1988, the holding period for long-term capital gains treatment is more than one year.  The holding period will be tolled if the RIC sells a call on stock it holds.

4.             4% Excise Tax

A RIC will be liable for a 4% excise tax unless it distributes to its stockholders by December 31 of each year, 98% of its capital gain income realized in the one-year period ending on the previous October 31, and 97% of its ordinary income for the calendar year.  Dividends declared in December and payable to stockholders of record on a specified date in December will be treated, for purposes of this excise tax, as having been distributed by December 31 if they are actually paid by January 31 of the following year.  Stockholders will be required to treat such dividends as having been received in December.  Income on which a RIC pays income tax will be deemed to have been distributed by December 31 for purposes of the excise tax.  A RIC whose taxable year ends in November or December may irrevocably elect to use the end of its taxable year as its capital gain income cut-off date rather than October 31.

5.             Spillover Dividends

If a RIC declares a dividend prior to the time its income tax return is due(6) and distributes the dividend to stockholders in the 12-month period following its prior taxable year (and not later than the date of the first regular dividend payment made after such declaration), then the RIC may elect to treat such dividend as having been paid during the prior taxable year.  Stockholders will account for such dividends in the year received.

6.             Avoiding All Income and Excise Taxes

In order to avoid income and excise taxes a RIC must distribute at least 97% of ordinary income and 98% of capital gains by December 31 in conformity with the excise tax rules described above, and, to the extent any income is not distributed by December 31, comply with the spillover dividend rules described above.

7.             Foreign-Asset Funds

A RIC will be eligible to pass through to its stockholders any foreign taxes it has paid, provided that at the close of its taxable year, more than 50% of the value of its total assets consists of stock or securities of foreign corporations.

(6)           Income tax returns are due 2 1/2 months after the end of a RIC’s fiscal year, unless an extension is granted.

C.            Commodity Exchange Act

Each registered investment company managed by Eagle that is authorized by its investment policies to invest in futures contracts and options thereon has filed a notice of eligibility for exclusion from the “commodity pool operator” definition (as defined above) and may, therefore, invest in futures contracts adoptions thereon to a limited extent for hedging purposes, subject to the restrictions of Reg. 4.5 (and subject to any additional restrictions specified in the investment company’s prospectus), without registering as a “commodity pool operator.”

As a result of the exclusion, Eagle, if it files a notice of exemption as required by Reg. 4.14(a)(8)(iii), may also provide futures contract and commodity option trading advice to such investment companies without registering as a “commodity trading advisor” (also defined above provided, however, that the advice given must be incidental to the securities advice given to the investment company and must be consistent with the investment strategy upon which the “commodity pool operator” exemption is based.  This type of advice will be permissible only as long as the representation included in Eagle’s notice of exemption that it qualifies for exemption under Reg. 4.14(a)(8) and that it will comply with the criteria of that regulation remains accurate.  Please consult legal counsel for a more detailed explanation.

D.            Recordkeeping

Rule 31a-1(f) of the Investment Company Act requires Eagle, as an investment adviser to registered investment companies, to maintain the records required to be maintained by it pursuant to Rule 204-2 of the Advisers Act (as discussed above) to the extent such records are necessary or appropriate to record Eagle’s transactions with such registered investment companies.  Such records, however, must be preserved for six years (rather than five years otherwise required for Eagle’s records) in accordance with Rule 31a-2(e) of the Investment Company Act.  To the extent any of the foregoing records required to be maintained and preserved by Eagle in connection with its investment advisory services to registered investment companies are prepared or maintained by others (e.g., the custodian or administrator of the registered investment company) on behalf of Eagle, Rule 31a-3 of the 1940 Act requires Eagle to obtain from such other person an agreement in writing to the effect that such records are the property of Eagle and will be surrendered promptly upon request.

In cases where a bank or member of a national securities exchange acts as custodian, transfer agent, or dividend disbursing agent and maintains certain of Eagle’s records in connection with its services as such, the requirement of Rule 31a-3 that Eagle have a written agreement for the surrender of such records is deemed satisfied if such bank or exchange member agrees in writing to make any records relating to such service available upon request (rather than actually to surrender such records upon request) and to preserve for at least six years the records that are required to be maintained by Eagle as discussed above.

In cases where a bank or member of a national securities exchange acts as custodian, transfer agent, or dividend disbursing agent and maintains certain of Eagle’s records in connection with its services as such, the requirement of Rule 31a-3 that Eagle have a written agreement for the surrender of such records is deemed satisfied if such bank or exchange member agrees in writing to make any records relating to such service available upon request (rather than actually to surrender such records upon request) and to preserve for at least six years the records that are required to be maintained by Eagle as discussed above.

E.                                      Private Investment Companies

Eagle , on occasion, may act individually or jointly, as “General Partners” in the offering of interests in a private investment fund. A private investment fund, because of various statutory exemptions, allows the use of diverse and innovative investment strategies, often described as hedging strategies made available through the use of leverage, short sales or concentrations that is typically not available to registered investment companies. While certain activities of a registered investment company require the approval of a board of directors, aprivate investment company is usually controlled by a manger which serves as a “general partner” to the private investment fund. The manager of a private investment fund will typically receive compensation based substantially on the performance of the fund. The offering of interests in a private investment company is also reffered to as a “private placement” which can only be done without any form of general solicitation or general advertising. Generally, sales of private placements can only be made to those clients who are “sophisticated investors” or who, through “purchaser representatives”, understand the risks to investing in speculative securities and can afford to bear the loss of their investment.

A private investment fund, since it is an equity that engages in the business of investing, reinvesting or trading in securities would fall under the definition of an “investment company” under section 3(a)(1) of the Investment Company Act of 1940 (“Company Act”). Registration under the Company Act would require a fund to have a Board of Directors, 60 percent of which must be “independent”. Registration would proscribe by regulation certain affiliated transactions of the fund that otherwise would be permissible with disclosure and consent. Limitations on the amount of leverage that the fund could use would also apply, effectively limiting short sales, futures, forwards, and margin transactions. For these reasons, a private investment fund should attempt to meet one of the “private” investment company exclusions found in Section 3(c)(1) and Section 3(c)(7) of the company Act. In addition to the Company Act, various statutes found in the Securities Act of 1933 (“Securities Act”) and the Investment Advisers Act of 1940 (“Advisers Act”) apply to private investment funds as well.

1.               Securities Act

a.                                 Section 4(2) of the Securities Act exempts offerings of securities by an issuer if a public offering is not involved.

b.                                Regulation D permits the sale of a private investment fund to an unlimited number of “accredited investors” but limits sales of interests to 35 non-accredited investors. Generally, most private investment funds will accept only accredited investors. An “accredited investor” includes among others: (a) an individual whose net worth (or joint, if applicable) is greater than $1 million, or whose income is greater than $200,000 in each of the preceding two years (or $300,000 when combined with spouse in each of the preceding two years) and there is a reasonable expectation of reaching that same level in the current year

2.             Company Act

a. Section 3 (c )(1) and Counting Investors

In order to rely on Section 3 ( c)1), a fund must meet the following two requirements: (i) it must have no more than 100 beneficial owners of its securities or interests, and (ii) it must not be making or proposing to make a “public offering” of its securities or interests under Section 3 ( c )(1) of the Company Act.  An issuer relying on Section 3( C)(1) must continuosly monitor the number of beneficial owners of its securities to insure that it meets the 100 investor test.

b. When determining the number of beneficial owners, entity investors would generally be treated as a single beneficial owner of a 3(c )(1) fund, unless the entity owns 10 percent or greater of the voting securities of the Section 3 (c )(1) fund, and the entity itself is an investment company, a Section 3 ( c)(1) fund or a section 3 (c )(7) fund. Owners who are also “knowledgeable employees” (as defined in the Company Act) associated with the private investment fund can be excluded when counting the number of beneficial owners. In addition, owners who receive an interest in a 3 (c )(1) fund by gift or pursuant to legal separation or divorce will revert to the beneficial ownership of the person from whom the transfer was made.

c.     The Section 3 (c )(7) Exception

Under the provisions of Section 3(c )(7), a private investment fund does not have to meet the 100 investor test of Section 3  (c) (1),  provided the fund is sold only to beneficial owners who can also be defined as “qualified purchasers”. A “qualified purchaser” is generally defined to include natural persons with at least $5 million in investments (as defined in the Company Act), and to include certain family-owned companies, partnerships, trusts or similar entities that also own not less than $5 million in investments. Other trusts not formed for the specific purpose of investing in an interest in the private investment fund, requires each contributor of assets to the trust to be considered a “qualified purchaser”. Entities that own and invest at least $25 million in the aggregate, on a discretionary basis are also “qualified purchasers”.

A 3 (c ) (7) fund is not unlimited as to the number of investors it can have. A section 3 (c )(7) beneficially owned by 500 or more persons may be subject to regulation under Section 12(g) (1) of the Exchange Act. When counting the number of beneficial owners of a 3(c )(7) fund, excluded interests will still be “knowledgeable employees” and those owners who received their interests by gift or through legal separation or divorce.

3.                                                  Advisers Act

a.                                                                     Exemption from Registration

Generally, an investment adviser with assets of $25 million or more under management must register with the SEC, unless the adviser can rely on an exemption from registration set forth in Section 203(b )(3) of the Advisers Act. This exemption applies to an adviser that (1) has had less than 15 clients within the last 12 months; (2) does not hold itself out generally to the public as an investment advisor; and (3) does not serve as an adviser to a registered investment company or a business development company. Because Rule 203(b) (3) 1 allows a limited partnership to be treated as a single client (on the premise that investment advice is provided by the adviser based on the investment objectives of the partnership rather than the individual investment objectives of the limited partners of the partnership), advisers only to a private investment fund would typically br exempt from registration,

b.  Performance Fees

Eagle, as a registered investment adviser, is subject to the limitations of section 205(a) that restrict persons who can invest in a private investment fund and be charged a performance fee. An exception is available under Rule 205-3 allowing natural persons or companies meeting the definition of “qualified client” to be charged performance fees. Generally, a natural person or company with a net worth of $1,500,000 or more or with at least $750 Thousand under management of the Adviser would be defined a “qualified client”. A “qualified purchaser” under the Company Act or a certain type employee of the investment adviser would also be considered a “qualified client”. Aperformance fee can only be charged to “qualified clients” of a Section 3 (c )(1) fund. This restriction does not apply to a Section 3(c )(7) fund.

4. State Blue Sky Laws

The passage of the National Securities Markets Improvement Act of 1940 ended the authority that individual states had in the regulating of the offering of securities. State generally require the filing of a notice and the payment of a fee in conection with the sale of a security eithin the state. Individual states may also provide a “de minimus “ exemption for the filing notice of the sale of a security in that state.

5.  Trading Issues

An adviser, who serves as a manger of a private investment company, must be aware of potential conflict of interest issues that can arise in the portfolio management of both the private investment company and individual client portfolios, which may include manged portfolios of registered investment companies. An investment adviser is charged with with the fiduciary responsibility of managing client assets and must treat all clients in a manner which no advisory client is favored over another. This is of utmost concern when trading the portfolio of private investment companies, which typically includes employees of the adviser among its investors, along with the portfolios of other clients of the adviser.  See Appendix IX-C

In Managing client portfolios with diverse investment strategies, it may be permissible to aggregate trades with other client portfolios so long as certain conditions are met. First, an adviser should adequately disclose its aggregation policy to its clients in its Form ADV and second, in the allocation of an aggregate trade, each participating portfolio should pay the average price for all trades in a particular security of an aggregated trade. An adviser should include in its disclosure how it determines the price clients will receive or pay in an aggregated trade, such as averaging the price all clients pay in a single, bunched trade, or averaging the price all clients pay for that security on that day if several affregated trades occur on the same day.

6.  Compliance

  There are many compliance issues surrounding the management of a private investment company, begging with the type and structure of the company. Other concerns would include maintaining the integrity of a “private placement”, having an accurate count as to the number of investors in a private investment company, this would include to be aware of any control, integration or “look through” issues that may arise with different investors of either a Section 3(c )(1) fund or a Section 3 (c) (7) fund, state registration issues, trading and disclosure issues.

Compliance must be aware and must ensure that clients of the adviser are all treated fairly, with the duty and care expected of a fiduciary with discretion over our clients assets. Here a manager may manage portfolios of the investment adviser and a private investment company, compliance should review the trading of the manager to ensure that any proscribed trading practices such as “frontrunning” is not occuriring between a private investment company and client portfolios, and that there is not a pattern of favoring the allocation of trades to a private investment company over other managed portfolios of the investment adviser.

F.    Anti Money Laundering

The primary objectives of Eagle Asset Management’s (EAM) Anti Money Laundering/Know Your Customer Policy are to:

•                  Enable EAM to comply with money laundering laws and regulations by establishing minimum standards as required by Raymond James Financial Corporate Policy

•                  To prevent EAM from being used as a vehicle or intermediary in money laundering schemes.

•                  To facilitate recognition and reporting of suspicious activity and transactions which may relate to money laundering

Eagle Asset Management has established minimum standards for specific business activities that promote safe and sound practices.  The AML/KYC policy applies to unsolicited accounts where EAM has a direct investment management agreement with the client, and are custodied outside of Raymond James. These accounts are also known as Institutional Accounts. The Policy & Procedure for can be found in appendix IX-B.

X.   Business Resumption Plans

Eagle Asset Management’s Business Continuity Plan (BCP) subordinates the plan of our parent company, Raymond James Financial (RJF). It consists of moving critical functions to either an alternate fscility in Virginia if all of RJF is affected or to an alternate location in one of the RJF towers if only our building is affected. See Appendix X-A.

LIST OF APPENDICES

Business Continuity Plan	X-A
Brokerage Allocation and Soft Dollar Policy & Procedures	V-A
Code of Ethics / Insider Tading Policy & Procedure	IX-A
Anti-Money Laundering Policy and “Know your Customer” checklist	IX-B
Record Retention Policy	VII-A
Conflicts of Interest – Hedge Fund Trading .	IX-C
Eagle Fair Value Committee Policy & Procedure	III-A
Eagle Solicitors Agreement / Solicitors Disclosure Document	VII-B

BUSINESS CONTINUITY PLAN	Appendix X-A

The objective of the Business Continuity Planning (BCP) office is to establish strategies, guidelines and procedures for plans that ensure the timely and orderly resumption of all Raymond James Financial time-sensitive business operations after a business disruption.  The BCP office then coordinates the exercising and, if necessary, the execution of documented plans, also providing a centralized point for all emergency communications.  To assist with the development of this program, the BCP office works with experienced, knowledgeable representatives from each department, referred to as BCP Liaisons.  The BCP Liaisons for all departments deemed mission critical are tasked with documenting, exercising, and maintaining plans for a viable Resumption and Recovery capability.  The BCP office is also responsible for auditing documented departmental plans, and then making recommendations for plan improvement and enhancement.

The BCP office also partners with Human Resources, Security, Marketing Services, and Data Security on the Associate Awareness Committee.  The committee’s objective is to promote the awareness of emergency information, including policies and procedures, to all Raymond James’ associates.

Business continuity planning is an ongoing program, and is comprised of phases that address each stage of a disaster or disruption:  1) Prevention, 2) Emergency Response, 3) Resumption, 4) Recovery, and 5) Restoration.  In addition, specific plans have been developed for potential weather related disruptions where advance notice has been provided

Associate Awareness:

The associate awareness committee was established in October 2001. The committee’s objective is to promote the awareness of emergency information, including policies and procedures, to Raymond James’ associates. The committee has representation from Human Resources, Security, Marketing Services, Data Security and the BCP Office.

Eagle Asset Management’s Business Continuity Plan (BCP) subordinates the plan of our parent company, Raymond James Financial (RJF). It consists of moving critical functions to either an alternate fscility in Virginia if all of RJF is affected or to an alternate location in one of the RJF towers if only our building is affected.

The critical functions consist of:

1)              Trading and portfolio review (communication with portfolio managers and executing brokers to implement portfolio management decisions, investing new accounts and deposits, canceling accounts and partial liquidations),

2)              Trading operations (communication of trade details to executing brokers and custodians, wire operator for RJF accounts, order input to outside broker-dealers for directed retail accounts, DTC matching for institutional accounts), and

3)              Operations and client services (new and cancel accounts, cash receipts and disbursements, institutional operations, client and broker contact).

To perform these tasks, the required staffing is as follows:

1)              Three equity traders/reviewers (Senior Large Cap Trader, Senior Small Cap Trader, and the Senior Reviewer/Trader for our largest retail product)

2)              One fixed income trader and one fixed income reviewer

3)              Three Trading Operations personnel (supervisor, wire operator, institutional administrator)

4)              Thee operations associates (customer accounts and cash control)

5)              Two client service associates

6)              Two IT personnel

7)              VP of Operations

Eagle’s BCP testing was conducted July 2002 in Eagle’s alternate facility in Virginia.

Business Continuity Planning / BCP Liaison’s responsibilities

Eagle’s BCP Liaisons responsibilities include:

•                  Act as a coordination point, to assigned departments, for all BCP issues.

•                  Coordinate building of continuity plans for assigned departments.

•                  Use LDRPS (BCP Software) to build plans

•                  Keep plans current

•                  Communicate information to associates in assigned departments.

•                  Attend monthly BCP meetings

•                  Participate in BCP exercises when applicable and attend exercise planning meetings as scheduled.

•                  Work with other BCP liaisons to coordinate interdepartmental activities.

•                  Participate in audits of plans you are responsible for.

•                  Keep plans current.

•                  Confirm all associates, especially new associates, are familiar with the business continuity planning strategy for your department, even though they many no have a role in the plan.

•                  Confirm that associates will be available, prepared, and rehearsed for their responsibilities in Positions on Teams in the business continuity plan.

•                  Confirm all associates are familiar with Associate Awareness information found on the Business Continuity Planning website.

In addition to the items above IT BCP Liaisons responsibilities include:

•                  Confirm that applications supported by your department, and the hardware that is necessary to run the applications in a production system environment that has been switched to the Detroit Data Center, will be available and functioning to support mission critical business processes during a network outage at the International Headquarters in St. Petersburg.

•                  Work with the IT BCP Analyst to address any application, hardware, networking, or process change that may affect system interrelations, business continuity planning strategy or plan documentation.

•                  Unit testing of applications and hardware is highly recommended, and can be coordinated with the assistance of the IT BCP Analyst.

Definitions

BCP Methodology

The BCP Methodology contains 5 different stages:

1. Prevention

Precautionary measures that can be taken to circumvent a disaster. Example: Storing all mission critical work in progress in fireproof cabinets at the end of the day.

2. Emergency Response

Procedures to handle an emergency immediately following the event. Example: Call fire department. Have all associates meet at a designated place. Account for all associates.

3. Resumption

Planning for and or implementing the resumption of only the most time sensitive (mission critical) business operations immediately following an interruption or disaster. Example: 5 days or less

4. Recovery

Planning for and implementing expanded operations to address less time sensitive business operations after the most time sensitive business operations have been resumed. The reason it is important to differentiate between resumption and recovery is, a process that had not been mission critical for resumption may become mission critical if the outage is for longer than 5 days. Example: Regulatory filings.

5. Restoration

Planning for and implementing procedures for the repair or relocation of the primary site and its contents for the restoration of normal operations at the primary site. Example: Contact contractors to replace windows.

BCP

Business Continuity Planning - The advanced planning and preparations which are necessary to identify the impact of potential losses; to formulate and implement viable recovery strategies; to develop recovery plan(s) which ensure continuity of organizational services in the event of a crisis, emergency or disaster; and to administer a comprehensive training, testing and maintenance program. (Source: www.globalcontinuity.com)

Business Critical Application

Business critical applications are those applications that are essential to support the survival of Raymond James as an enterprise. The Resumption Phase of BCP includes applications critical for production during the first five days at our alternate site. The Recovery Phase of BCP includes additional applications critical for production beyond the first five days at our alternate site.

DAD Line

The Disaster Alert Directline. A toll-free number established to communicate emergency information to associates.

EOC (Emergency Operations Center)

This is the “command center” during a disaster. Information will be gathered and dispersed from this location.

Emergency Response

Procedures to handle an emergency immediately following the event. Example: Call fire department. Have all associates meet at a designated place. Account for all associates.

Executive Management Team

Senior management team responsible for corporate decisions during a disaster.

HURCON Escalation Tree

A tool used to classify different levels of company response to a Hurricane. The HURCON escalation tree has 4 different levels of activity:

HURCON 0

Automatically in this level of alert throughout hurricane season (June 1st - November 30th). The BCP office vigilantly monitors tropical forecasts for storms with the potential to impact the International Headquarters.

HURCON 1

A Hurricane Watch, that effects the International Headquarters, has been issued. The decision to move to this level is made by the Executive Management Team (EMT). During this level we will start to take precautionary measures such as: Distribute plastic bags to cover desktop equipment and secure all work in progress. Plan reservation will be made for deploying associates and the decision to send the SWAT Team to Detroit will be made.

HURCON 2

The hurricane continues to threaten the International Headquarters. The decision to move to this level is made by the Executive Management Team. During this level the EMT will make will decide whether or not to deploy associates to alternate locations. The BCP office will update Disaster Alert Directline (DAD) and BCP DIGEST page.

HURCON 3

The hurricane is immanent. The EMT’s decision to move to this level means the International Headquarters will be shutdown and operations will be shifted to the Detroit facility.

LDRPS

Living Disaster Recovery Planning System. This is the name of the software used by the BCP office and BCP Liaisons to construct continuity plans.

Mission Critical Application

Mission critical applications are those applications that are critical to a specific business process or mission. See business critical applications.

Prevention

Precautionary measures that can be taken to circumvent a disaster. Example: Storing all mission critical work in progress in fireproof cabinets at the end of the day.

Recovery

Planning for and implementing expanded operations to address less time sensitive business operations after the most time sensitive business operations have been resumed. The reason it is important to differentiate between resumption and recovery is, a process that had not been mission critical for resumption may become mission critical if the outage is for longer than 5 days. Example: Regulatory filings.

Restoration

Planning for and implementing procedures for the repair or relocation of the primary site and its contents for the restoration of normal operations at the primary site. Example: Contact contractors to replace windows.

Resumption

Planning for and or implementing the resumption of only the most time sensitive (mission critical) business operations immediately following an interruption or disaster. Example: 5 days or less

SEE RAYMOND JAMES DIGEST FOR ADDITIONAL BCP INFORMATION

Personnel Directory
BCP Index

Associate Awareness	Business Continuity	Policies/Procedures
Emergency Procedures	Liaisons Responsibility	Emergency and Safety
	Travel Procedures	Evacuation Policy
	Critical Applications	PC Protection
	Call Tree Procedures	Severe Weather
Call Tree & Status
Evacuation Levels
Floor Plans
HURCON Escalation Scale
LDRPS
Meeting Minutes
Telecom Information
Vendor Letter

Important Phone Numbers:

DADLine:  1-866-DADLINE (1-866-323-5463)

EOC (Emergency Operations Center):  1-888-572-0786    Fax:  313-442-1140

BCP / Deployment Travel Procedures

There are two types of Travel Forms that are to be used by the Authorized Associates:

1.               Microsoft Excel format

•                  You must have MS Excel installed on the computer you will be using.

•                  It can be sent via e-mail, faxed or hand delivered.

2.               Adobe Acrobat format

•                  This version must be filled out manually and either faxed or hand delivered. Adobe Acrobat reader is a freely distributed application.

Travel Procedures Index

Normal Business Hours -

BCP Liaison

Authorized Associate

Travelers

After Normal Business Hours -

BCP Liaison

Authorized Associates

Travelers

Detroit Arrival

General Travel Information

Travel Form versions

Instructions

Microsoft Excel (preferred)

Adobe Acrobat (Filled out by hand)

BCP Liaisons:

Normal Business Hours - BCP Liaison

M-F (8:00am - 6:00pm)

HURCON 1

1.               Contact the Authorized Associate(s), and let them know that we are in HURCON 1

2.               Inform the Authorized Associate(s) of the “Travel Arrangements Window of Time” established by the Hurricane Management Team and given to you during the BCP Call Tree (initiated by the BCP office)

3.               E-mail the BCP Coordinator listing “Authorized Associate(s)”. The Authorized Associates will be given the authority to make travel arrangements for your department(s).

After Normal Business Hours - BCP Liaison

Holidays, Saturday, Sunday and M-F (6:00pm - 8:00am)

HURCON 1

1.               Contact Travelers, and let them know that we are in HURCON 1.

2.               Inform Travelers that they will be making their own arrangements using the procedures below.

3.               Tell them the “Travel Arrangements Window of Time” given to you during the BCP Call Tree

Authorized Associates:

Normal Business Hours - Authorized Associate

M-F (8:00am - 6:00pm)

HURCON 1

1.   Contact Deploying Associates

a.               Verify associates’ availability to deploy

b.              Gather Travel Form information for each verified Deploying Associate(1).

c.               Make sure you have confirmed all contact methods for each associate

2.               Send the Travel Form to the Travel department, notating the time sent.

a.               E-mail the Travel Form to Travel-All or,

b.              FAX the Travel Form to Travel at (727) 567-7087 or,

c.               Phone information to x74550 or,

d.              Hand deliver the Travel Form to the Travel department

3.               Follow-up

a.               If one hour has lapsed since sending a Travel form, and you have not received a response from Travel indicating receipt of your form, please call x74550 to verify it has been received.

4.               When notified by Travel that arrangements have been made:

a.               Pick up travel itineraries from the Travel department

b.              Distribute itineraries to appropriate Deploying Associates

(1) Only the Authorized Associate, Deploying Associates and approved family members should be listed on the Travel Form.

After Normal Business Hours - Authorized Associate

Holidays, Saturday, Sunday and M-F (6:00pm - 8:00am)

** Authorized Associates’ functions are only performed during normal business hours. **

Travelers:

Normal Business Hours - Travelers

M-F (8:00am - 6:00pm)

1.               Follow instructions from your BCP Liaison and/or Authorized Associate

After Normal Business Hours - Travelers

Holidays, Saturday, Sunday and M-F (6:00pm - 8:00am)

1.               Call Hickory Travel Services - - - - - (800) 607-4281

2.               Advise the counselor you are calling as part of the RJ BCP Team

3.               After-hours Travel Services can make Air / Car / Hotel reservations only

4.               Employees are to instruct the after-hours counselor to direct bill Air and Hotel only to the company

A Direct-bill arrangement has been made with Metro Car in Detroit. Use the information provided in the Arrival in Detroit section to make arrangements. If you make other airport transportation arrangements, you will be out-of-pocket the cash until reimbursement from RJ.

Direct-bill arrangements have been established with the following Detroit properties, Hickory Travel should already have this information:

•                  Marriott Renaissance - - - - - - - - - - (313) 568-8000

•                  Crowne Plaza Ponchartrain - - - - - - (313) 965-0800

•                  Courtyard Detroit Downtown - - - - - (313) 222-7700

•                  Atheneum Suite Hotel - - - - - - - - -  (313) 962-2323

Arrival in Detroit:

1.               After picking up your luggage from Baggage Claim, proceed to Metro Car pickup area. Directions to this area can be found at the Ground Transportation desk.

•                  Metro Car: 800 456-1701

2.               Inform Metro Car driver of your last name and that you are with Raymond James. Also give them this location :

•                  1 Griswold (This is the “Roney” Building)

Note: Gratuity is included. Instruct driver to bill Raymond James

3.               Someone will greet you at 1 Griswold (in the lobby), our staging area. They will provide further instructions and hotel information.

Travel Notes:

1.               A Travel representative will be one of the first deploying associates to Detroit. They can be reached by calling the EOC (888) 572-0786.

2.               Travelers will be receiving E-tickets charged to the company account. Associate credit cards will not be required for this.

3.               Travelers, make sure you bring your Raymond James ID badge.

4.               The tickets you receive will have a seven day return date.

BCP / Emergency Call List Procedures

Emergency Call List Procedures

1.               BCP Office makes initial contact and gives a brief status to pass on.

2.               After making contact with all associates in your branch of the call tree, or if 1 hour has passed since attempting to contact assigned associates, call [888.572.0786] or e-mail [rjf_bcp@hotmail.com] and leave the following information:

a)             Your name

b)            Call list status (Complete or Incomplete)

“Complete” - You have spoken with everyone on your assigned call tree branch

“Incomplete” - You were unable to speak with one or more of your assigned associates

c)             If “Incomplete”, list the name(s) of who couldn’t be reached

3.               After reporting the call tree status, your call tree responsibility has ended for this notification cycle.

4.               Start your departmental BCP procedures now.

Q & A’s:

•                  In order for a call to count as “Complete” do I actually have to speak with the person I am trying to call?

•                  Yes, in order for your status to be considered complete, you must actually speak with the intended recipient of the call.

•                  Should I leave a message?

•                  Yes, if there is any means of leaving a message. Ask that they call you back if they get the message. This does NOT count as a completed call  unless they call you back within the hour. Continue making calls until you have exhausted all possible contact numbers.

•                  If I leave a status of “Incomplete”, do I have to keep trying to continue making calls?

•                  No, not for the current call list cycle.

Business Continuity Planning / Call Tree & Status

	Updated =	6/7/2004 15:11

Contacted
BCP Emergency Call Tree	P	A	Other	Time Contacted	Follow-up
Jerry Bock (A)Denise Brown	☐	☐
• David Schirm (A)Jerry Bock	☐	☐
• Tim Eitel	☐	☐
• Theresa Schefstad	☐	☐
• Dave Ness	☐	☐
• Bob Blain	☐	☐
• Lynn Pippenger	☐	☐
• Barry Augenbraun	☐	☐
• Tom Hudson	☐	☐
• Chet Helck	☐	☐
• Dennis Zank	☐	☐
• Tom James	☐	☐
• Thom Tremaine	☐	☐
• John Nolan	☐	☐
• Elliott Stern	☐	☐
• Jeff Dowdle	☐	☐
• Jeff Trocin	☐	☐
• Chris Lindaman	☐	☐
• Terry Bedford	☐	☐
• Steve Putnam	☐	☐
• Richard Riess	☐	☐
• Van Sayler	☐	☐
• Scott Curtis	☐	☐
• Jeff Julien	☐	☐
• Dick Averitt	☐	☐
• Mike DiGirolamo	☐	☐
• Scott Cook	☐	☐
• Jim McDaniel	☐	☐

• Dav Mosby	☐	☐
• Dave Thomas	☐	☐
• Mark Cleland	☐	☐
• Sharon Paul	☐	☐
• Mike White	☐	☐
• Sylvia Croft (A)Becky Plummer	☐	☐
• Lynn Hawkins (A)John Malizia	☐	☐
• Jeremy Perrin (A)Paul Columbia	☐	☐
• Melissa Meisner (A)Patti Keegan	☐	☐
• Jim Knight (A)Cindy Kessler	☐	☐
• Debby Deacon (A)Pam Marlborough	☐	☐
• Chris Tharp (A)Beth Dhondt	☐	☐
• Linda VanOosting	☐	☐
• Dave Selby (A)Steve Huth	☐	☐
• Susan Lunay (A)Lorena Walton	☐	☐
• Kirk Bell (A)Terry Hurton	☐	☐
• Joan Helmich (A)Dave Valdez	☐	☐
• Ken Lieupo (A)Susan Hetherton	☐	☐
• Jen Everett (A)Paige Takach	☐	☐
• Shawn Barko	☐	☐
• Carol Ginan (A)Mariann Carson	☐	☐
• Lisa Connors	☐	☐
• Christy Garrett	☐	☐
• Susan Kloosterboer	☐	☐
• Terri Livernois (A)Dianne Mouaikel	☐	☐
• Christina Webb	☐	☐
• Tony Wetherington (A)Elizabeth Erikson	☐	☐
• Courtney Charles (A)Sue Glover	☐	☐
• Brandon Shaw	☐	☐
• Craig Douglas (A)Debbie Williams	☐	☐
• Bob Horn (A)Christopher Phillips	☐	☐
• Ann Arnone (A)Paul McFarland	☐	☐
• Tim Capps (A)Catherine Giles	☐	☐
• John Anderson	☐	☐
• Lisa Huston	☐	☐
• Randy Parker (A)Todd Ferguson	☐	☐
• Daniel DeWitt	☐	☐
• Bruce Philipoom (A)Grace Winter	☐	☐
• Cynthia Long (A)Lou Bustamante	☐	☐
• Lori Lucas (A)Scott Loach	☐	☐
• Christy Purdy (A)Tony Simmons	☐	☐
• Alex Brown (A)Ray Coleman	☐	☐
• Joe Stanton	☐	☐

• Cindy Schauer (A)Joy Jones	☐	☐
• John Smith (A)Paul Deck	☐	☐
• Don Gregory	☐	☐
• Sue Hometchko	☐	☐
• Marcia Lando (A)Bruce Harting	☐	☐
• Monty Williamson (A)Jim Crockett	☐	☐
• Roger Brown (A)Kathy Halbert	☐	☐
• John Cappelli (A)Aalan Elliot	☐	☐
• Paul Manny (A)Paul Marrero	☐	☐
• Stacy Barko (A)Susan Kent	☐	☐
• Horst Glinsboeckel	☐	☐
• David Oras (A)Lin Dougherty	☐	☐
• Brian Burke	☐	☐
• Christopher Mandelka (A)Kevin Turner	☐	☐	☐
• Michele Branch	☐	☐	☐
• Kevin Turner	☐	☐	☐
• Gregory Urquhart	☐	☐	☐
• Debbie Galloway (A)Chris Holder	☐	☐	☐
• Jeffrey Griffith (A)Lawrence McKibben	☐	☐	☐
• Susan Walzer (A) Paul Matecki	☐	☐	☐
• Katie O’Brien (A)Sara Sabo	☐	☐	☐
• Betsy Larson (A)Robert Zradicka	☐	☐	☐
• Syd Walters	☐	☐	☐
• Denise Brown	☐	☐	☐
• Lynn Gerlach (A)Robb Bruce	☐	☐	☐
• Steve Oras (A)Nancy Randazzo	☐	☐	☐
• Andy Gaylord	☐	☐	☐
• Scott Leemon (A)Eric Wilwant	☐	☐	☐

BCP / Evacuation Level Help

Go to this website: www.floridadisaster.org

After clicking you will be taken here:

You will see this screen minus the red (numbered) ovals. The ovals are represent steps for you to follow:

Oval # 1 – Click the “Surge Zones” tab. Surge Zones directly correspond to evacuation levels

Oval # 2 – Type in the Address and Zip of the location you want to look up

Oval # 3 – Click the “Find” button

Be patient, the website can be on the slow side. After clicking “Find” the map will eventually change. It will display a zoomed in version of the map with a star, the star represents the location of the address you typed in. Use the legend that will appear on the right as your guide to determine what evacuation level you live in.

Below is a quick reference guide that converts surge zones to evacuation zones:

The red letters represent Evacuation Zones

Note: This legend will show up on the www.floridadisaster.org website minus the evacuation zones. A quick way to determine evacuation levels is as follows:

Category 1 storms equate to Evacuation level A. As the category level of the storm increase so does the evacuation zone level.

BCP / HURCON Escalation Scale

HURCON 0
Hurricane Season
Monitor Weather Activity
TV
Radio
NHC website
Hurricane Watch issued for the Tampa Bay area
HURCON 1
Take precautionary measures
Notify Executive Management Team
Notify Travel Department
M/C resources remain local
Monitor Evacuation Status
Notify BCP Liaisons
Change DADLine / BCP Website
HURCON Level Evaluation
Executive Management Team
Department Heads
Increase
Decrease
HURCON 2
Deployment
Notify Executive Management Team
Notify BCP Liaisons
Notify associates (work hours)
Setup EOC
Change DADLine Message
Change BCP Digest Page
Notify BCP Liaisons
Arrange For return
Update DADLine
Review Disaster
HURCON Level Evaluation
Executive Management Team
Department Heads
Increase
Decrease
HURCON 3
Production Processing switched
Processing switched from home office to alternate location
HURCON Level Evaluation
Executive Management Team
Department Heads
Decrease

BCP — Vendor Letter

Month Day, Year

Attention: Business Continuity/ Disaster Recovery Manager

Dear Sir or Madam:

Subject: Vendor “Continuity Questionnaire” - Request

Since the tragic events of September 11th, 2001 many companies have realized the need to take a closer look into their own ability to survive such a catastrophic event. Raymond James Financial (RJF) is no exception.

Many of the financial industry’s regulatory bodies are in the process of establishing business continuity regulations. Understanding the ability of mission critical vendors to continue operations during a disruption is a re-occurring theme in these proposed regulations.

You are receiving this letter because you have been deemed a “mission critical vendor” for Raymond James. We believe a disastrous event that affects your operations could have a significant impact on our operations. This being the case, we request the completion of the attached “Continuity Questionnaire”. This questionnaire should be signed by an officer of the company.

Thank you,

(Insert Name)

Raymond James Financial

Continuity Questionnaire

1.	Does your company have a business continuity plan?	☐ -Yes ☐ - No

2.	How often is your company’s business continuity plan exercised?	☐ - At least Monthly ☐ - At least Quarterly ☐ - At least Yearly

Other:

3.	When was your company’s business continuity plan last exercised?	Date:

4.	Does your company have an alternate location to be used when a disaster is declared?	☐ -Yes ☐ - No

5.	What type of site is it?	☐ - Hot site ☐ - Cold site Other:

6.	What is recovered at this site?	☐ - Data Only ☐ - Personnel Only ☐ - Both Data & Personnel

7.	Do your company’s business continuity planning efforts consider business process along with data recovery?	☐ -Yes ☐ - No

8.	Do your company’s plans include notifications to your clients?	☐ -Yes ☐ - No

9.	Who is responsible for your company’s continuity planning?	Name:

Position:

Company Officer:	(Print Name)	(Sign)

Officer’s Title:	(Print)

EAGLE

Asset Management Inc.	Appendix V-A

Broker Allocation and Soft Dollar Policy & Procedure

General Policy Statement

It is Eagle’s Policy with regard to Section 28(e) of the Securities Exchange Act of 1934 that only those arrangements, transactions and relationships that fall within the safe harbor provisions of that regulation will be entered into by Eagle.

As fiduciary, Eagle has a legal duty to provide best price/best execution of securities transactions for its clients.  This standard is impacted by directed brokerage instruction from the client, yet at all times best price/best execution must be the overall goal when trading securities on behalf of clients.

Soft dollars or client commission dollars will only be used to benefit our clients. Eagle will only engage in soft dollar arrangements when it is in the best interest of our clients, broker execution is satisfactory, a reasonable commission rate is received, and research or other services provided by soft dollar arrangements provides lawful and appropriate assistance to Eagle in the performance of its investment decision-making responsibilities.

Executing broker-dealers are selected on the basis of their ability to provide reasonable commissions and quality brokerage services in addition to bona fide research and/or other ancillary services to portfolio managers and analysts that are beneficial to Eagle customers.

Elements of a Safe Harbor Transaction

Section 28(e) provides a safe harbor for commissions to be used to obtain bona fide research and ancillary goods and services from third parties without violating fiduciary responsibilities under various provisions of the 1940 Act, the Advisers Act and ERISA.

Under Section 28(e), Eagle may execute securities transactions at a higher rate than the lowest available commission rate in exchange for brokerage and research services provided the following conditions are satisfied:

1.               The goods and services obtained with soft dollars qualify as “bona fide” brokerage and research services under Section 28(e);

2.               Eagle exercises investment discretion over the account;

3.               Eagle makes a good-faith determination that commissions paid are reasonable in relation to the value of goods and services provided;

4.               Where goods and services have a “mixed use,” Eagle must reasonably allocate the cost of the goods and services for investment and non-investment functions in accordance with the anticipated use of those goods and services.  Administrative or non-investment functions must be paid in hard dollars.

5.               Eagle will only execute transactions on an agency basis in connection with soft dollar arrangements.  Principal transactions and transactions in futures will not be used by Eagle to generate soft dollar credits.

6.               Eagle will disclose its soft dollar arrangements and allocation policies in its Form ADV.

Request to Soft Dollar Research / Services

All Requests for to obtain Research / Services via Soft dollar must be submitted and approved with the completion of the Soft Dollar Worksheet. (See Appendix A – Soft Dollar Worksheet)

Quality of Services Provided

Eagle trading shall ensure that the quality of execution, research and/or other services provided is ultimately beneficial to Eagle customers. Eagle Compliance shall ensure that all soft dollar services are evaluated at least annually and more frequently as warranted.

Error Corrections

Eagle Trading shall ensure that trade error corrections are not absorbed through soft dollar arrangements but appropriately charged off to the business line.

Specialized Directed Allocations

Eagle trading shall ensure that one-time allocations are reviewed and approved using the Soft Dollar Worksheet.

Soft Dollar Commission Budget

Eagle Trading shall prepare and annually approve a Brokerage Allocation Budget. (See Appendix B- Broker Allocation Target Budget)

Eagle Compliance shall prepare and review periodic reports detailing actual and budgeted commissions paid to each broker-dealer.

Upon Compliance/Legal/Trading review, periodic budget adjustments may be made to best meet execution, research and/or other qualified service requirements.

Approved Broker-Dealer List

Eagle Compliance shall ensure that an accurate and current Approved Broker-Dealer List is provided to the Trading Desk.  The Approved Broker-Dealer List shall identify

•                  Soft Dollar Brokers

Record Keeping

Eagle Compliance shall ensure that all pertinent soft dollar records and reports are centralized and complete for purposes of review and maintenance.  Records and reports will be maintained in the Eagle Compliance Department.

Disclosure

Eagle Compliance and Legal shall annually review Eagle’s ADV Part II, Item 12 disclosure of broker allocation and soft dollar practices to ensure its correctness.

Directed Brokerage Procedures:

In order for equity transactions to be directed to a specified broker or fixed income trades to be directed to a certain pool of brokers for bids/offers, Eagle must receive written instructions from the client.  Eagle informs all clients through Form ADV that they have a right to direct their broker/dealer transactions but that such direction may result in the client receiving other than the best price/best execution for those transactions.  New clients will be informed that they may direct trades by providing us a written letter of such instructions.

Transactions are not to be directed to particular brokers without written consent of the client.  The Compliance Director will review directed trade information on a regular basis, but not less than annually, for compliance with this policy.

If an employee desires to allocate business to a particular broker/dealer because of the value-added services that they could provide Eagle (e.g. research, unique products, etc.), a request may be made in writing to Eagle Compliance.

Broker Allocation Policy:

Eagle recognizes the value of research provided by national as well as regional brokerage firms.  Information regarding U.S., state, and local economic activity, securities markets, industry sections and security specific data are of ongoing importance to the investment decision-making process.  In light of the specific contributions each broker/dealer may offer Eagle investment professionals, we believe clients benefit if brokerage is allocated among a reasonable number of firms.

At all times our traders must first seek from broker/dealers best price/best execution. Eagle will also take into consideration other qualitative factors with respect to broker/dealers, including:

•                  availability and utility of research information;

•                  market-making capability;

•                  specialized value of a broker/dealer product, service or employee; and

•                  responsiveness of the broker/dealer

•                  financial responsibility.

A Broker survey will be conducted at least annually to evaluate the service provided by broker/dealers and will formulate a general allocation preference list to assist the traders in the allocation of brokerage and transaction orders.  Broker/dealers will never be promised any trades.  In all circumstances, transactions shall only be completed to provide benefit to our clients.

Brokerage Allocations Relating to IPO trades

It is Eagle’s policy not to engage in after-market trading with brokers for the sole purpose of obtaining larger IPO allocations. Eagle Compliance will review all IPO after market purchases to determine whether there was any explicit or implicit quid pro quo between the IPO and the subsequent after-market purchases by Eagle. The results of this review will be reported to Senior Management.

Appendix A.

SOFT DOLLAR WORKSHEET

ALLOCATION OF BROKERAGE COMMISSIONS

This worksheet incorporates the Eagle Asset Management Soft Dollar Policy and Procedure and is to be approved prior to a commission allocation. It may also be used to periodically evaluate existing soft dollar relationships for budget adjustments.

Name of Broker or Service:

Contact Name and Number:

Name of Third party payer (if applicable)

Type of Allocation:  ☐  Research ☐ Service ☐ Special Obligation Directed

Respond to the following:

1. Was the broker selected on the basis of a particular service, quality of execution and/or reliability of settlement ?

2. Does the broker and/or Service provide bona fide and lawful research as defined under the safe harbor provision ?

3. Does the research provide advice (directly or indirectly) on investments, valuations and    availability of securities? Or, does it furnish analyses about issuers, industries, securities, economic factors and trends, portfolio strategy or account performance ?

4. Was a good faith determination that commissions are reasonable in relation to the services received ?

5. Was a separate mixed-use analysis performed ? And if mixed use was determined, was a good faith % allocation of hard and soft dollars performed ? (if yes, please attach)

6. If applicable, were all incidental expenses (e.g. meals, air fare, lodging) associated with seminars excluded in the allocation of commissions ?

7. Is the broker and/or service provider financially sound and of good reputation in the investment community ?

8. Overall, do Eagle’s clients receive added value from this relationship ?

SOFT DOLLAR WORKSHEET

ALLOCATION OF BROKERAGE COMMISSIONS

9. Describe specifically how the broker or service provided benefits Eagle Clients:

10. Name of Internal User / Owner of Service:

Name:	Phone:

Allocation:	Soft Dollar

Hard Dollar

Authorization:

Completed by:	Date:

Approved by:	Date:

Appendix IX-A

EAGLE ASSET MANAGEMENT, INC

CODE OF ETHICS

I.                                         STATEMENT OF GENERAL POLICY

Eagle Asset Management (“Eagle”, “we” or “us”) is a registered investment adviser and acts as investment manager or adviser to clients including registered investment companies. In this capacity, we serve as fiduciaries and owe our Clients an undivided duty of loyalty. We must avoid even the appearance of a conflict that may compromise the trust Clients have placed in us and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state securities laws.

The specific provisions and reporting requirements of this Code of Ethics governs the personal securities trading of Eagle employees.  The purpose of these guidelines is to ensure that Employees of Eagle will not benefit improperly from advance knowledge of actual or probable Eagle activity in a security.  The guidelines are based on the general principle that Employees must conduct their personal trading activities in a manner which avoids both actual and potential conflicts of interest with clients of Eagle.

II.                                     DEFINTIONS

Access Person.  The term “access person” means any director, officer, or advisory person of Eagle Asset Management, Inc. (“Eagle”).

Advisory Person.  The term “advisory person” of Eagle means (a) any employee of Eagle (or of any company in a control relationship to Eagle) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security in a client account, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to Eagle who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security. “Advisory Person” includes any investment person of Eagle.

Beneficial Ownership.  “Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.  “Beneficial ownership” includes accounts of a spouse, child, parent, sibling resident in the access person’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains therefrom benefits substantially equivalent to those of ownership.  Access person should contact the designated compliance officer regarding any questions they have concerning what constitutes beneficial ownership.

Buy or Sell Program.  A “buy or sell program” is a planned program for the purchase or sale of a security for at least 10% of accounts in a particular Eagle objective.  Buy or sell programs may be completed in one day, or they may extend for two or more days.

Control.  The term “control shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.  A natural person shall be presumed not to be a “control person for this purpose, unless a contrary determination is made by the SEC.

Controlled Account.  A “controlled account” is a brokerage account in which an employee has a beneficial ownership interest, or for which an employee has discretionary authority (e.g., trustee of a trust account).

Convertible Security.  For purposes of these Guidelines, a “convertible security” e.g., convertible bond, convertible preferred stock, shall include the underlying common stock to which it can be converted.

Designated Compliance Officer.  The term “designated compliance officer” shall mean the Eagle officer(s) designated by Eagle’s President as being responsible for receiving reports or notices and performing such other duties as required by this Code of Ethics.

Employee Security Transaction.  An “employee security transaction” is any purchase or sale of securities for (1) a “Controlled Account” or (2) a “Family Member Account”.

Family Member.  A “family member” is an employee’s immediate family - spouse, child, parent, sibling - sharing the same household.

Immediate Family Member Account.  A “family member account” is a brokerage account of a member of an employee’s immediate family - spouse, child, parent, sibling - sharing the same household.

Investment Company.  The term “investment company” means a company registered as such under the Investment Company Act of 1940 and for which Eagle is the investment adviser.

Investment Person.  An “investment person” is any portfolio manager, research analyst, securities trader, or portfolio reviewer of Eagle.

Large Order.  A “large order” is either a single order or a block (aggregated) order for the purchase or sale of a security amounting to 5,000 or more shares of a stock or 1,000 bonds.

Private Placement   Private Placement” means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

Purchase or Sale of a Security.  “Purchase or sale of a security” includes, inter alia, the writing of an option to purchase or sell a security.

Security.  “Security” includes stock, notes, bonds, debentures, private placement securities and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, registered open-end investment companies (mutual funds), investment contracts, and all derivative instruments, such as options and warrants.  Security also includes futures and options on futures Any questions as to whether a particular investment constitutes a “security” should be referred to the designated compliance officer.

III.           PROHIBITED ACTS

A.                      All Employees

1.             Disclosure of confidential information. Employees are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information or to regulatory authorities who have appropriate jurisdiction with respect to such matters.

2.             Receiving or offering of Gifts.  Employees are prohibited from soliciting, accepting or giving of gifts or gratuities, except for gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year) and customary business lunches, dinners, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts).  If a Person receives any gift that might be prohibited under this Code, that person promptly must inform the Compliance Officer.

3.             Taking Advantage of Corporate Opportunities. Employees are prohibited from taking personal advantage of any opportunity properly belonging to the Advisory Clients.  This includes, but is not limited to, acquiring Securities for one’s own account that would otherwise be acquired for Advisory Clients.

4.             Using Position or Influence for Personal Benefit at Expense of Clients.  Employees are prohibited from causing or attempting to cause an Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Eagle Employee.

5.             Outside Business Activities.  Outside business activities must be disclosed to the Compliance Officer. These include, but are not limited to, being appointed an officer or director of a public or private company, any activity where compensation is received, or the making of a private investment.  Written approval will be required to satisfy regulatory requirements.

6.             Hedge Funds, Investment Partnerships, Investment Clubs.  No employee shall participate in an investment partnership without first being approved by the Compliance Officer. If approval is granted the employee must arrange to have periodic statements sent to compliance.

7.             Personal Security Transactions   (Including Immediate Family Members)

(a) No Employee shall conduct a transaction while in possession of “inside” material nonpublic information regarding the Security or the issuer of the Security;

(b) No Employee shall purchase any securities in an initial public offering (other than a new offering of a registered open-end investment company).

(c)  No Employee shall enter into a transaction intended to raise, lower, or maintain the price of any   Security or to create a false appearance of active trading.

(d) No Access Person may buy any “Security” on any day for which Eagle (i) either has a buy program in place or is actively considering a buy program or (ii) is executing a large purchase order.  The restriction on employee purchases of such securities shall continue through the end of the day when the buy program is completed, discontinued, or dropped from active consideration; or when the large purchase order is executed.

(e) No Access Person may sell any “Security” on any day for which Eagle (i) either has a sell program in place or is actively considering a sell program or (ii) is executing a large sale order.  The restriction on employee sales of such securities shall continue through the end of the day when the sell program is completed, discontinued, or dropped from active consideration, or when the large order is executed.

  (f)  No Access Person may sell a Security within 60 calendar days of the purchase of that Security (or an Equivalent Security), and any purchase of a Security within 60 calendar days of the sale of the Security (or an Equivalent Security), if the transaction would result in a profit. Only in instances where an access person agrees to give up all profits on the transaction to a charitable organization designated by Eagle would the transaction be allowed. (* Does not apply to transactions involving RJF Stock)

(g) No Employee may purchase and redeem shares of the same Mutual Fund within 60 calendar days.

(h) Any other transaction deemed by the Pre-Clearance Officer to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

B.            Investment Personnel

1.       IPO Allocation Policy  Portfolio Managers and traders must comply with the Statement of General Policy Regarding IPO Allocations, which is attached as Appendix A to this Code. In general, the policy prohibits improper actions taken in order to obtain greater access to Initial Public Offerings (“IPO’s”). Portfolio managers and traders should not purchase or commit to purchase from certain brokers additional shares of an IPO in the immediate after-market trading in order to obtain larger IPO allocations. Portfolio managers and traders should not engage in excessive trading or increase portfolio turnover in order to obtain larger IPO allocations by generating more commission business for brokers that provide access to IPOs.

2.       Servicing as a Director   In addition to the disclosure requirements detailed in Section III A. 5 above, Investment Persons may not serve on the board of directors of a publicly-traded company not affiliated with Eagle absent prior written approval by the Compliance Officer.  This approval rarely will be granted and, if granted, normally will require that the relevant Investment Person be isolated, through “Chinese Wall” or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

C.            Portfolio Manager

1.     Seven Day Black- Out Period. A Portfolio Manager may not purchase or sell a security for his/her personal account or controlled account within seven calendar days, either preceding or subsequent thereto, of a purchase or sale program, or a large order, for the same security initiated by the Portfolio Manager.  For example, if the Portfolio Manager initiates and completes a buy program for his or her advisory accounts on June 1, June 9 is the first day the Portfolio Manager may trade that security for a personal or controlled account.

2.     Contrary Trades. Portfolio managers who trade contrary to his Eagle buy or sell program activity in a security within seven calendar days before or after the conclusion of Eagle’s activity must submit a memo to Eagle’s Compliance Officer or his designee explaining the decision to buy/sell contrary to Eagle activity.

IV.                                PRE-CLEARANCE:

A.  Transactions Requiring Pre-clearance:

I.  All Employees: (Including Immediate Family Members)

Any transaction involving an open end registered investment company (mutual fund) unless done as part of a periodic investment (including 401k plans) or redemption plan (i.e. systematic withdrawal). Allocations for these periodic investments or redemptions must have initial pre-clearance.  Any allocation changes or transactions outside of a previously approved periodic investment or redemption plan must also receive pre-clearance.   Pre-clearance is not necessary for transactions involving a Money Market mutual fund.

II.  Access Persons and Investment Persons: (Including Immediate Family Members)

In addition to the pre-clearance requirement above, and subject to the exemptions below, each person shall pre-clear trades in all other securities (see definition of “Securities”  in Section II)  *Please note that hedge funds, private placements and limited partnerships are included in the definition of security. If unsure whether an instrument is considered a security contact the compliance officer for guidance.

B.  Transactions Exempt from Pre-clearance:

(1)                                  Purchases or sales in any account over which the access person has no direct or indirect influence or control.

(2)                                  Purchases or sales which are non-volitional on the part of either the access person or an investment company.

(3)                      Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(4)                      Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

(5)                      Options on a broad-based, publicly traded market basket or index of stocks (the S&P 500 index); covered-call options on underlying securities presently held in employee personal accounts; repurchase agreements and U.S. Government Securities; Raymond James Financial stock; securities purchased as part of an automatic dividend reinvestment plan; certificates of deposit; and other securities determined to be “riskless” by Compliance.

C.  Pre-clearance Procedures:

A trade preclearance request will be submitted via a preclearance request form (see Appendix I) or via email to the compliance officer. Decisions will be logged and initialed by the Compliance Officer, or designee, in the preclearance log book. The compliance officer will respond via email or phone to the person making the request with the approval or denial. Employees can not enter a trade order until approval is granted.

Access Persons and Investment Persons must preclear all personal “Security” transactions for both Controlled Accounts and Family Member Accounts. If a restriction applies, the proposed transaction will not be allowed.  If no restriction applies, the transaction will be approved. Trade preclearance approvals are only valid for that day in which approval is granted.

(a)                                 If a purchase transaction is approved, as described above, and Eagle subsequently initiates a buy program, or executes a large purchase order, for the same security on the same day, the employee must immediately sell the security in question.  Any pretax profit from the subsequent sale transaction will be paid into Eagle’s error account, and any loss will be borne by the employee.

(b)                                If a sale transaction is approved, as described above, and Eagle subsequently initiates a sale program, or executes a large sale order, for the same security on the same day, the employee must immediately buy back the security in question.  Any pretax profit from the subsequent purchase transaction will be paid into Eagle’s error account, and any loss will be borne by the employee.

(c)                                 Amounts paid into Eagle’s error account under (a) and (b) above will be contributed annually to a charity selected by Eagle.

V.                                                REPORTS.

A.            Non-Employee Directors:

Non-employee directors of Eagle are not subject to the restrictions and preclearance requirements of the Code, provided they have no knowledge of pending or current Eagle program trading activity in the securities they are trading.  Such directors must provide an annual certification that with respect to all employee security transactions during the preceding year, the director was not aware of any Eagle program activity relating to the security in question when the transaction was effected.

B.            Employees, Access Persons and Investment Persons: (Including Immediate Family Members)

Aside from the Exemptions outlined in Section VI below, the following reporting requirements apply to Employees, Access Persons and Investment Persons.

1.     Initial Holdings Report   Any person who becomes an Employee, Access Person or Investment Person of Eagle must submit, within 10 days of becoming such designation, an Initial Holdings Report (see Appendix K) listing all securities that he or she holds in an investment account.  The Report will be sent by (and should be returned to) the Pre-Clearance Officer.

2.     Quarterly Transaction Reports Every Employee, Access Person and Investment Person must arrange for the Compliance Officer to receive directly from the broker, dealer, mutual fund company or bank in question, duplicate copies of each confirmation and periodic statement for any Securities Transaction during the quarter in an investment account. All copies must be received no later than 10 days after the end of the calendar quarter.

 Each confirmation or statement must disclose the following information:

1.             the date of the transaction;

2.             the title (and interest rate and maturity date, if applicable);

3.             the number of shares and principal amount;

4.             the nature of the transaction (e.g., purchase, sale);

5.             the price of the Security; and

6.             the name of the broker, dealer, fund company or bank through which the trade was effected.

If an Employee is not able to arrange for duplicate confirmations and statements to be sent that contain the information required above, the Employee promptly must submit Quarterly Transaction Reports within 10 days after the completion of each calendar quarter to the Compliance Officer. In accordance with Raymond James Financial corporate policy, all employee brokerage accounts must be maintained with Raymond James Brokerage. All persons opening or maintaining a brokerage account outside of Raymond James must receive written permission from the Compliance Officer.

3.     Annual Holdings Report  Each Employee, Access Person and Investment Person must submit an Annual Holdings Report (see Appendix K) listing all securities in an investment Account.  The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted. The annual holdings report must contain the following information:

(i)                                     The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership;

(ii)                                  The name of any broker, dealer, mutual fund company or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

(iii)                               The date that the report is submitted by the access person.

VI.  EXEMPTION, DISCLAIMERS, AND AVAILABILITY OF REPORTS

A.   Exemptions from Reporting Requirements Securities Transactions involving the following circumstances or Securities are exempt from Section IV and V reporting requirements: (1) neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bank certificates of deposits; (4) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee based on a determination that the risk of abuse is minimal or non-existent.

2              Notwithstanding the provisions of Section V-B2. above, no Employee shall be required to make a Quarterly Transaction Report where such report would duplicate information recorded by Eagle pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.

B.            Disclaimers

Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the Report relates.

C.            Availability of Reports

All information supplied pursuant to this Code may be available for inspection by the President of Eagle, the Code of Ethics Review Committee, the Compliance Officer, the Pre-Clearance Officer, the Access Person’s department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which Eagle is a member, and any state securities commission with appropriate jurisdiction.

VII.  CODE OF ETHICS REVIEW COMMITTEE

The Code of Ethics Review Committee shall investigate material Code violations or suspected violations of the Code and, as appropriate, take such actions as necessary or prescribed in the personal trading violation sanctions guidelines. The Committee also shall review the Code at least once a year, in light of legal and business developments and experience in implementing the Code. Members of the Committee consist of Eagle’s President and Chief Operating Officer, Corporate Counsel, Treasurer and Chief Compliance Officer.

Employees who either willfully or negligently violate the provisions of the Code may be subject to any or all of the following sanctions: Formal Written Warning and Written Reprimand (with copy to supervisor and personnel file), Bans on Personal Trading, Monetary Penalty, Disgorgement of Trading Profits, Suspension or Termination. The Code of Ethics Review Committee is charged with the responsibility of conducting informational hearings, assessing mitigating factors, and imposing sanctions consistent with the Code’s Sanction Guidelines.

Eagle Code of Ethics Personal Trading Violation Sanctions Matrix

Sanctions applicable to Employees:

VIOLATION	SANCTION GUIDELINE+ *
*Commission of a Prohibited Act not otherwise specifically addressed in this Code section	1st Offense or more: Monetary penalty, freeze trading accounts for 30-90 days and/or suspension or termination
No broker statements or confirms on file or no evidence that duplicate statements have been requested

1st Offense: Written warning
2nd Offense:(after 30 days of no action) Written reprimand and/or monetary penalty
3rd Offense:(after 60 days of no action) Monetary penalty, freeze trading accounts for 30-90 days and/or suspension or termination

*Trading without receiving appropriate pre-clearance or trading outside the approval period	1st Offense: Written warning 2nd Offense: Written reprimand and/or monetary penalty 3rd Offense (or more): Monetary penalty, freeze trading accounts for 30-90 days and/or suspension or termination
*Trading after being denied approval	1st Offense or more: Monetary penalty, freeze trading accounts for 30-90 days and/or suspension or termination
Failure to file an Initial or Annual Holdings Report Failure to file an Annual Code Acknowledgement and Certification Form

1st Offense: (not filed within 10 days) Written warning
2nd Offense:(not filed within 10 days on more than one occasion or not filed within 30 days) Written reprimand and/or monetary penalty
3rd Offense:(not filed within 10 days on more than two occasions or not filed within 60 days) Monetary penalty, freeze trading accounts for 30-90 days and/or suspension/ termination

Sanctions applicable to Access Persons (in addition to all sanctions applicable to Employees):

VIOLATION	SANCTION GUIDELINE+ *
*Selling a security within 60 days of a purchase of the same security or purchasing a security within 60 days of the sale of the same security resulting in a profit.	1st offense: Written Reprimand and/or Monetary Penalty 2nd or more offenses: Monetary Penalty, Freeze Trading accounts for 30-90 days and/or Suspension / Termination
Serving on the Board of a publicly-traded company without prior written consent	1st offense: Written Reprimand and/or Monetary Penalty 2nd or more offenses: Monetary Penalty, Freeze Trading accounts for 30-90 days and/or Suspension / Termination

Sanctions applicable to Portfolio Managers (in addition to all sanctions applicable to Employees and Access Persons):

VIOLATION	SANCTION GUIDELINE+ *
* Trading within the 7 day blackout period	1st offense or more offenses: Monetary Penalty, Freeze Trading accounts for 30-90 days and/or Suspension / Termination

* Includes Disgorgement of Trading Profits

+ The Code of Ethics Review Committee will take into consideration any mitigating circumstances when applying sanctions

The Compliance Administrator will arrange for a meeting of the Code of Ethics Review Committee in cases where a violation has occurred and the guidelines suggest a monetary penalty, written reprimand or more serious action.

The following schedule details the monetary penalties that may be applied for each offense.

AVP and Staff- $100-$500	Senior Vice President	- $1,000-$2,500
Vice President - $500-$1,000	Managing Director and above	- $2,500-$5,000 +

VIII. OTHER GUIDELINES

As employees of Raymond James Financial, Inc., Eagle employees are expected to comply with all guidelines set forward by Raymond James Financial, Inc. in regard to personal transactions.

IX. COMPLIANCE

In order to facilitate compliance with these guidelines, all access persons must supply a copy of the confirm (or have duplicate confirms sent) on ALL trades to the Chief Compliance Officer or his designee within one business day, or as soon as may be practical, after the trade date of such transaction. All employees must also arrange to have duplicate confirms of Mutual Fund transactions forwarded to the Chief Compliance Officer. If an employee opens a new brokerage account, either at Raymond James & Associates, Inc. or an unaffiliated firm, he or she must immediately advise the Chief Compliance Officer or his designee.

Appendix I

TRADE AUTHORIZATION REQUEST

(1)           Name of person requesting authorization:

(2)           Name of security:

(3)           Maximum # of shares or units to be purchased or sold or amount of bond:

(4)           Check if applicable:              Purchase              Sale

(5)           Do you possess material nonpublic information regarding the security or the issuer of the security?            ☐ Yes       ☐ No

(6)	To your knowledge, are the securities (or equivalent securities) being considered for purchase or sale by any Advisory Client?	☐ Yes	☐ No

(7)	Are the securities being acquired in an Initial Public Offering?	☐ Yes	☐ No

(8)	Are the securities being acquired in a Private Placement?	☐ Yes	☐ No

(9)

If you are a Portfolio Manager, has any account you managed purchased or sold these securities (or equivalent securities) within the past seven calendar days or do you expect the account to purchase or sell these securities (or equivalent securities) within seven calendar days after your purchase or sale?

		☐ Yes	☐ No

(10)	Have you or any account covered by the Code’s pre-authorization provisions purchased or sold these securities (or equivalent securities) in the prior 60 days?	☐ Yes	☐ No

I have read the currently effective Code of Ethics, and believe that the proposed trade complies fully with the requirements of the Code.

Signature

Print Name
Authorized:

Date:

Appendix J

Update on employee brokerage accounts

The compliance Department is updating its records for monitoring employee trading.

Please fill out the following and return.

Do you, personally or as a trustee of an account, or any family members, as described in the Eagle Employee Security Transaction Guidelines, have any outside brokerage accounts?

Yes ☐    No ☐

If yes, please list the name of the brokerage house, name on the account, your relationship to the account and account number for each.

Do you, personally, as trustee or as beneficiary of an account, or any family members, as described in the Eagle Employee Security Transaction Guidelines, have any Raymond James accounts?

Yes ☐    No ☐

If yes, please list all account numbers, name on the account, your relationship to the account and approximate date each account was opened.

Account #	Name(s) on Account	Relationship

Name (Please Print)

Signature	Date

Appendix K                                REPORT OF SECURITIES HOLDINGS

Person:                                                  Initial or Annual Report? (Circle one)

As required by Rule 17j-1 and Eagle’s Code of Ethics, the following is my statement of securities holdings for which I may have a direct or indirect beneficial interest. As described in the Employee Securities Transaction Guidelines, this includes the securities holdings of myself, family members (spouse, minor child, or related adult living in the same household as myself) and the securities holdings of a Trust in which I am Trustee or in which I have a beneficial interest.

1)                                      For securities holdings that are held in brokerage accounts, please list the name of the brokerage house, the name on the account, relationship to you, and the account number for each.

Please attach the most recent monthly statement for each account.

Brokerage Firm	Name of Account	Relationship	Account Number

2)                                      For securities holdings that are not held in brokerage accounts which are held in physical form, including Hedge Funds and Private Placements please list:

Shares	Name of Issuer / Fund	Registered in the name of:	Relationship

Please attach additional sheets, if necessary.

3)                                      I ☐ do/☐ do not have any securities holdings that I am required to report pursuant to the requirements as stated above.

Signature:	Date:

EAGLE ASSET MANAGEMENT, INC.

POLICY AND PROCEDURES ON INSIDER TRADING

SECTION I.                                                                                  POLICY STATEMENT ON INSIDER TRADING

A.                                   Policy Statement on Insider Trading

Eagle Asset Management, Inc. forbids any employee from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by Eagle Asset Management, Inc.), based on material nonpublic information or communicating material nonpublic information to others in violation of the law.  This conduct is frequently referred to as “insider trading.” Eagle Asset Management’s policy applies to every employee and extends to activities within and outside their duties at Eagle Asset Management, Inc.  Every employee must read and retain this policy statement.  Any questions regarding Eagle Asset Management’s policy and procedures should be referred to the Compliance Administrator.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1)                                      trading by an insider while in possession of material nonpublic information, or

2)                                      trading by a non-insider, while in possession of material nonpublic information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or

3)                                      communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.  If, after reviewing this policy statement, you have any questions you should consult the Compliance Administrator.

1.                                       Who is an Insider?

The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, Eagle Asset Management, Inc. may become a temporary insider of a company it advises or for which it performs other services.  According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.                                       What is Material Information?

Trading on inside information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that employees should consider material includes, but is not limited to:  dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information need not be derived directly from the company whose securities are at issue.  For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.                                       What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the market place.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

4.                                       Bases for Liability

i.                                          Fiduciary Duty Theory

In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship.  That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading.  Chiarella v. U.S., 445 U.S. 22 (1980).

In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders:  they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders.

However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure.  The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

ii.                                       Misappropriation Theory

Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person.  In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets.  It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.   (Misappropriated - properly come into contact with insider information and then improperly use information)

5.                                       Penalties for Insider Trading

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such lawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

•                                          civil injunctions

•                                          treble damages

•                                          disgorgement of profits

•                                          jail sentences of up to ten years and related fines of up to $2,500,000

•                                          fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted,

•                                          civil fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided, and

•                                          suspension or bar from the securities business.

•                                          suspended or barred from working in securities industry.

In addition, any violation of this policy statement can be expected to result in serious sanctions by Eagle Asset Management, Inc., including dismissal of the persons involved.

*     *     *

SECTION II.                              PROCEDURES TO IMPLEMENT EAGLE ASSET MANAGEMENT, INC. INVESTMENT ADVISER’S POLICY

A.                                   Procedures to Implement Eagle Asset Management, Inc. Investment Adviser’s Policy Against Insider Trading

The following procedures have been established to aid the employees of Eagle Asset Management, Inc. in avoiding insider trading, and to aid Eagle Asset Management, Inc. in preventing, detecting and imposing sanctions against insider trading.  Every officer, director and employee of Eagle Asset Management, Inc. must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  If you have any questions about these procedures you should consult the Compliance Administrator.

1.                                       Identifying Inside Information

Before trading for yourself or others, including investment companies or private accounts managed by Eagle Asset Management, Inc., in the securities of a company about which you may have potential inside information, ask yourself the following questions:

i.                                          Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

ii.                                       Is the information nonpublic?  How did you obtain it?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

i.                                          Report the matter immediately to the Chief Compliance Officer.

ii.                                       Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Eagle Asset Management, Inc..

iii.                                    Do not communicate the information inside or outside Eagle Asset Management, Inc., other than to the Chief Compliance Officer.

iv.                                   After the Chief Compliance Officer, has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

2.                                       Personal Securities Trading

All employees of Eagle Asset Management, Inc. shall be in compliance with the Eagle Code of Ethics Transaction Guidelines and shall submit to the Compliance Administrator, a report of every securities transaction in which they, their families (including the spouse, minor children and adults living in the same household as the employee), and trusts of which they are trustees or in which they have a beneficial interest, have participated within one business day after the trade date of such transaction.  This report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected.  The requirement may be satisfied by sending duplicate confirmations of such trades to the Compliance Administrator.  At the Compliance Administrator’s discretion, he may request that the broker-dealer send the duplicate confirms.

3.                                       Restricting Access to Material Nonpublic Information

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Eagle Asset Management, Inc., except as provided in paragraph 1 above.  In addition, care should be taken so that such information is secure.  For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

4.                                       Resolving Issues Concerning Insider Trading

If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

Note:                   If the Chief Compliance Officer is unavailable, questions can be directed to Eagle’s Corporate Counsel.

(Supervisors Only)

*     *     *

SECTION III.  SUPERVISORY PROCEDURES

A.                                   Supervisory Procedures

The role of Chief Compliance Officer, is critical to the implementation and maintenance of Eagle Asset Management’s policy and procedures against insider trading.  Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

1.                                       Prevention of Insider Trading

To prevent insider trading, Chief Compliance Officer or his designee, should:

i.                                          provide, on a regular basis, communications to familiarize employees of Eagle Asset Management’s policy and procedures,

ii.                                       answer questions regarding Eagle Asset Management’s policy and procedures,

iii.                                    resolve issues of whether information received by an employee of Eagle Asset Management, Inc. is material and nonpublic,

iv.                                   review on a regular basis and update as necessary Eagle Asset Management’s policy and procedures, [and]

v.                                      when it has been determined that an employee of Eagle Asset Management, Inc. has material nonpublic information,

1.               implement measures to prevent dissemination of such information, and

2.               if necessary, restrict officers, directors and employees from trading the securities, [and

vi.                                   promptly review, and either approve or disapprove, in writing, each request of an employee for clearance to trade in specified securities.]

2.                                       Detection of Insider Trading

To detect insider trading, Chief Compliance Officer or his designee,  should:

i.                                          review the trading activity reports filed by each employee,

ii.                                       review the trading activity of mutual funds and private accounts managed by Eagle Asset Management, Inc.,

iii.                                    review trading activity of Eagle Asset Management’s own account, and

iv.                                   coordinate the review of such reports with other appropriate employees of Eagle Asset Management, Inc.

3.                                       Special Reports to Management

Promptly, upon learning of a potential violation of Eagle Asset Management’s Policy and Procedures to Detect and Prevent Insider Trading, the Chief Compliance Officer or his designee, should prepare a written report to management providing full details and recommendations for further action.

4.                                       Annual Reports to Management

On an annual basis, the Chief Compliance Officer or his designee, should prepare a written report to the management of Eagle Asset Management, Inc. setting forth the following:

i.                                          a summary of existing procedures to detect and prevent insider trading,

ii.                                       full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation,

iii.                                    an evaluation of the current procedures and any recommendations for improvement, and

iv.                                   a description of Eagle Asset Management’s internal communications regarding insider trading, including the dates of such communications since the last report to management.

EAGLE

Asset Management, Inc.

INITIAL / ANNUAL CERTIFCATION

I hereby acknowledge receipt of the Eagle Code of Ethics and the Policy and Procedures On Insider Trading.  I certify that I have thoroughly reviewed these instructions and understand the policies and regulations therein.  I have been offered an opportunity to ask questions about any provisions which are unclear.  To the best of my knowledge, I have complied with the provisions of these documents during the past year, or since the beginning of my employment if later, and I agree to continue to abide by the provisions of these documents.

Name:

Sign	Date

EAGLE ASSET MANAGEMENT, INC.                 Appendix  A

Statement of General Policy Regarding IPO Allocations

•                  Portfolio managers and traders should not take any improper action in order to obtain    greater access to IPOs.

•                  Portfolio managers and traders should not engage in excessive trading or increase portfolio turnover in order to obtain larger IPO allocations by generating more commission business for brokers that provide access to IPOs.

•                  Portfolio managers and traders should not purchase or commit to purchase from certain brokers additional shares of an IPO in the immediate after-market trading in order to obtain larger IPO allocations, i.e., portfolio managers and traders should not explicitly or implicitly engage in a quid pro quo between the initial IPO allocation and the subsequent after-market purchases by Eagle. (However, absent such an explicit or implicit quid pro quo, portfolio managers and traders properly can determine to fill an unfilled IPO order with purchases in the secondary market from the same broker from whom they acquired the IPO shares.)

•                  Portfolio managers and traders should not pay commissions to certain brokers in excess of customary and reasonable commissions in order to obtain larger IPO allocations. (However, subject to best execution standards and appropriate disclosures in Eagle’s Form ADV registration statement and any applicable mutual fund registration statements, portfolio managers and traders may consider access to IPOs as one factor, among others, in selecting broker-dealers with whom they trade.)

•                  Portfolio managers and traders should not make IPO allocation decisions regarding client accounts based upon subsequent market movements or based upon any factors or guidelines not articulated in Eagle’s compliance policies and applicable disclosures.

•                  Allocations should be fair and equitable to all clients to the extent practicable.

•                  Allocations should comply with information disclosed to clients in, as applicable, the advisory contracts, Eagles’ Form ADV registration statement, and any applicable mutual fund registration statement.

•                  Allocations should be pro rata to applicable groups of clients where feasible. If not pro rata, allocations should comply with applicable policies and procedures and should be consistent with information disclosed to clients.

•                  Allocations should not continually favor particular accounts unless such practice has been disclosed to clients.

•                  Hot IPOs generally should not be allocated to accounts where Eagle, its principals or its affiliates maintain an ownership interest.

EAGLE ASSET  MANAGEMENT                 Appendix IV-A

KNOW YOUR CUSTOMER / ANTI MONEY LAUNDERING POLICY

PURPOSE:

This policy sets forth Eagle Asset Management’s (EAM’s) Anti Money Laundering/Know Your Customer Policy (KYC), establishing minimum standards for specific business activities that promote safe and sound practices.  The methods and procedures described in this policy apply  to unsolicited accounts where EAM  has a direct investment management agreement with the client, and are custodied outside of Raymond James. These accounts are also known as Institutional Accounts.

OBJECTIVE:

The primary objectives of EAM’s Anti Money Laundering/Know Your  Customer Policy are to:

•                  Enable EAM to comply with money laundering laws and regulations by establishing minimum standards as required by Raymond James Financial Corporate Policy

•                  To Prevent EAM from being used as a vehicle or intermediary in money laundering schemes

•                  To facilitate recognition and reporting of suspicious activity and transactions which may relate to money laundering

ACCOUNT OPENING PROCEDURE  –  Customer Identification:

The KYC Checklist  (see attached) must be completed whenever a new unsolicited  relationship is established.

An unsolicited account would not include clients who were introduced or referred by EAM Employees – RJF Employees – Consultants -  former or current EAM clients.

In situations where the potential client is a corporate entity and does not otherwise have an established local business relationship or conduct its normal business activities in the local market area served by EAM, business and banking references will be required.

BUSINESS IDENTIFICATION – LEGAL STATUS – OFAC REVIEW

A.           Business principals should provide evidence of legal status when opening a business account; i.e. sole proprietorship, partnership (e.g. agreements), incorporation (e.g. Articles of Incorporation), Professional Association, etc.

B.             The primary contact (business principal) for the account should provide an acceptable form of identification .

C.             Nnames and addresses of principals should be checked against the Office of Foreign Asset Control (OFAC) List (RJF Digest).

D.            Any OFAC hits should be reported to Eagle Compliance immediately

PLACE OF BUSINESS

If the prospective client’s place of business is not in the market area served by EAM or RJF, ask the client why he or she is opening an account at that particular EAM / RJF office and document the reason on the KYC Checklist.  Business and banking references are required if the place of business is not located in the market area servicing the account.

BANK / ATTORNEY REFRENCES

A prior bank reference and direct contact with the reference is appropriate when the new relationship appears to be substantial and/or large cash deposits (e.g. wire transfers) are anticipated.  The prospect’s attorney may be considered a reliable business reference.

“NORMAL” CASH FLOW

During the account opening process, attempt to determine the level of “normal” cash flow expected in the new account.  If the client indicates a degree of cash flow which appears to be beyond what the Portfolio Manager would expect for an account of the type being opened, the PM should attempt to learn why the excessive activity will occur.

REFERRRALS

The prospects identity may be established through an existing relationship with EAM or RJF. However, if the referring business line failed to perform due diligence, the due diligence should be performed by completing the KYC Checklist.

SITE VISIT

If appropriate, visit the business to verify its existence and its ability to provide the services described.

SOURCE  OF FUNDING / WEALTH

If the Employee opening the account is not satisfied as to the source of Funds.  Verification of sources of wealth and/or funding assets can be made for business relationships by requesting and obtaining the following:

A.           Specific identification of source of initial funding; e.g., sale of real estate and where located, sale of business assets (include name of business and location)

B.             financial statement of the institution or business

C.             description of the prospective client’s principal line of business

D.            description of the business’ primary trade area and whether international transactions are expected to be routine

E.              Names, addresses, and business affiliations Board of  Directors/Trustees members

CALLBACK

A call should be placed to the client’s residence or place of employment to thank him or her for opening the account.  A disconnected phone or no record of employment would warrant further investigation.

ACCOUNT NAMES

All accounts, other than charitable trusts, should be identified with a name that reflects either the name or the grantor or the name of one or more beneficiaries. Accounts should not be given fictitious or nominee names that do not identify the client, i.e. “The Silver Lake Trust”.

Charitable trusts are often directed by the governing instrument to have particular names (sometimes related to their purpose and sometimes memorializing family members, etc.).  In those cases the IRS and/or the family require that the directed name be used.

Certain unusual circumstances may arise where the need for confidentiality of the client exceeds the requirement that accounts be named accordingly.  Examples of this might be the opening of an account by Directors or Executives of RJF, or an extremely well known individual.  In that limited instance or a similar situation, the accounts may be identified pursuant to a number system or other logical equivalent, such as initials.  The altered name must meet with the approval of the Compliance Director before acceptance of the account.

NON RESIDENT ALIENS & OFF SHORE ACCOUNTS

A)          Identify name and geographic location of the bank holding the account

B)            Verify NRA status of customer and obtain copy of passport.

C)            Establish identity of ultimate (beneficial) owner if account is listed under a fictitious name.

D)           Determine type of account.

E)             Determine type of corporate structure.

POWERS OF ATTORNEY

A)          Does the prospect possess and present original, notarized Power of Attorney (POA)?

B)            Does the POA specifically authorize the prospect to establish and control the type of relationship proposed?

C)            Will the prospect identify name and address of grantor of POA and permit direct contact with the principal by the bank?

ACCOUNT MONITORING

Less vigilance may be warranted if the prospective client is a referral from an EAM or RJF employee or one of the Adviser’s accepted customers, but such a referral alone may not be sufficient to identify the client. Referral business from another business line for existing RJF  relationships requires verification that due diligence was performed by the originating business line. Information obtained from the referring business line should be documented. If the referring business line failed to perform due diligence, the due diligence process should be performed by completing the KYC Checklist.

MONITORING CONTROLS OUTSIDE OF EAM:

A)          Large Currency transaction reports and Office of Foreign Asset Control (OFAC) reports should be monitored by  Custodian Banks.

B)            Overdraft/NSF reports should be monitored by Custodian Banks.  EAM Personnel should communicate to the Custodian Banks that this information needs to be reported to the Portfolio Managers as soon as they occur, not only to prevent and cover overdrafts, but to facilitate the management of the portfolios.

MONITORING CONTROLS WITHIN EAM:

Statements received from the Custodian Banks should be reviewed periodically by the EAM reconciliation unit..  During the course of these reviews, transactions should be routinely analyzed to identify unusual or unexplainable transactions.

Employees who become aware of, or who suspect, illegal activities, or have a reasonable basis for believing that a client, another employee, an agent, or a director has committed a crime must immediately report such suspicions to their managers.  It shall be the responsibility of managers receiving reports of suspected or alleged wrongdoing to investigate all reported allegations and take appropriate action.  If the matter is a “reportable transaction or event” as defined by the RJF Suspicious Activity Report Policy , the manager MUST immediately report the incident to the Compliance Director. The Compliance Director will notify the appropriate persons and file a Suspicious Activity Report with the appropriate regulatory agencies (Refer to the RJF Suspicious Activities Report Policy for specific reporting requirements).

EAGLE  ASSET MANAGEMENT

KNOW YOUR CUSTOMER  (KYC) CHECKLIST – UNSOLICITED ACCOUNT

	FUNCTION	RESPONSE (Document “N/A” where not applicable)
General Information	Originating EAM Office
	Referral Source (Internal / Outside Consultant / Other)	Name: Address: Relationship:
Prospect’s Name
Prospect’s Address
	Type of Account	Personal/Business Domestic/Int’l
Style of Investments
Name of Portfolio Manager
	Custodian Bank	Name: Address: Contact: Telephone Number:
Identification	Type of Photo ID (If NRA, obtain copy of passport)	Driver’s License/ Alien Registration Card/ Passport ,other
Country /State
ID Number (License, alien registration card, etc.)
Legal Status	Type of Legal Structure	Sole Prop./Partner./Incorp. other
Prospect’s Primary Business Activity
Location of Prospect’s Primary Business Activity (address). (If different than where relationship is opened, please explain.)
Site Visit	If appropriate, verify existence. Based upon inspection , does it appear that business provides services described? If no, explain	YES/NO
References	Prior Bank Reference (name , phone #)
Attorney Reference (name , phone #)
Source of Funds	For large relationships or large cash deposits, describe support for initial source of funds (i.e. financial statements)

	Initial Investment Amount	$
Anticipated Cash Flows (Deposits/ Withdraw)	Source of Subsequent Deposits to Account	Trans. Type - Cash/ Checks/ Wires Volume - Low/ Moderate/ High
Reasons for Anticipated Withdrawals
OFAC	If International, has current OFAC list of Sanctioned countries and individuals been reviewed?	YES/NO
Power of Attorney	Is Prospect Operating under Power of Attorney?	YES/NO
	If YES, is original, notarized POA present?	YES/NO
	Does POA Explicitly Authorize Attorney- in-Fact to Open type of account proposed?	YES/NO
	Does Attorney-in-Fact Authorize bank to contact Principal Directly?	YES/NO
Callback	If call was placed to customer thanking him/her for opening account, was telephone in service?	YES/NO

Signature and Title of Eagle Representative

RECORD RETENTION POLICY

Purpose.  This guide sets forth firm policies and describes the records management program so all associates can best manage Raymond James’s business records.  It is intended to identify, maintain and dispose of company records in a timely and cost-effective manner.

Records Management Policies for Raymond James.  All associates are responsible and accountable for the records in their possession and those records over which they have control.  All Associates must adhere to all federal, state and local and federal laws and regarding business records and their retention.

Definition of Business Record.  All records created or received in the ordinary course of business are business records.  This includes, all forms and media, such as handwritten, typed or printed documents on paper, electronic documents (e-mail, Web sites, diskettes, CDs), video, audio, graphic representation, network servers and document management systems.

Copies of Records.  A copy of a record should never be kept longer than the original record.

Records Retention Periods.  Retention periods may vary due to records category and governing bodies such as federal law, tax liability, business use, self-regulatory agency and local law.

Ownership of Records.  All records are the property of Raymond James.

Inherited Records.  Inherited records are those records that were previously managed by someone who has left the company or the department and become someone else’s responsibility.  As soon as the records are another person’s responsibility, the new manager should review the records and maintain them according to this policy.

Records Retention Schedule.

1.               Communications to be Destroyed Within One Year

a.               Routine letters and notes that require no acknowledgement or follow-up such as notes of appreciate, congratulations, letters of transmittal and plans for meetings.

b.              Form letters requiring no follow-up.

c.               Copies of inter-departmental or other company correspondence that have a copy retained in the originating department’s files.

d.              Letters of general inquiry and replies that complete a cycle of correspondence.

e.               Letters or complaints requesting specific action that have no further value after changes have been made or the appropriate action has been taken, such as a name or address change.

f.                 Other letters of inconsequential subject matter or which no further reference will be required.

g.              Chronological correspondence files.

2.               Letters Retained from One to Five Years

a.               Letters explaining but not establishing company policy.

b.              Letters establishing credit.

c.               Quotation letters where no contract results.

3.               Letters Retained for Life of the Principal Document that It Supports or Retained Indefinitely

a.               Letters regarding patents, copyrights, bills of sale, permits, etc.

b.              Letters which constitute all or part of a contract or which are important in the clarification of certain points in a contract.

c.               Letters denying liability of the company.

4.               General Corporate Records (“P” equals permanent)

a.               Records of incorporation, by-laws and amendments thereto for the corporation and subsidiaries.  (P)

b.              Qualification to do business in states and related records.  (P)

c.               Corporate seals. (P)

d.              Stock transfer and stockholder records. (P)

e.               Dividend records.  (P)

f.                 Minute books of Corporate and Subsidiary Boards.  Board committees and stockholder meetings.  (P)

g.              Annual reports, quarterly reports and proxy material.  (P)

h.              Shareholder proxies  (P)

i.                  Acquisition files (P)

j.                  All financing documents, credit agreements, loan agreements, commitments, etc.  (10 years after satisfaction or termination)

k.               Divestiture files. (review the need to keep after 20 years)

l.                  Cancelled stock certificates. (review the need to keep after 20 years)

5.               Legal Files and Papers

a.               Requests for departure from records-retention plan (P)

b.              Litigation files including correspondence, depositions, discovery, responses and pleadings:

i.                  Major litigation (Three years after the final case determination and all appeals are concluded)

ii.               Other litigation (one year after expiration of appeals or time for filing of appeals)

c.               Legal memoranda and opinions on subject matter files (five years after matter has been closed or if still used as a reference).

6.               Contracts

a.               Contracts and related correspondence and documents—commercial (six years after the expiration or termination of the contract)

7.               Pension Documents and Supporting Employee Data

a.               Pension plans and all amendments thereto (P)

b.              Pension plan determination letters (P)

c.               Records of employee service and eligibility for pension (including hours worked and any breaks in service) (P)

d.              Required personal information on employees and former employees. (Name, address, social security number, period of employment, pay type—hourly or salary) (P)

e.               Records of plan administrator setting forth authority to pay (P)

f.                 Records of pension paid to employees or their beneficiaries (six years after final payment)

g.              Reports of pensions or pension plans filed with the Department of Labor or the Internal Revenue Service (six years after filing)

8.               Personnel

a.               Medical histories or health data (P)

b.              Earnings records (general) (P)

c.               Employees’ personnel records, including individual attendance records, application forms, performance evaluations, termination papers, exit interview records, withholding information, garnishments, test results (individual), etc.  (4 years after termination)

d.              Individual contracts of employment (7 years after termination)

e.               Commissions/bonuses, incentives, awards, etc.  (7 years)

f.                 Attendance records (general) (3 years)

g.              Job descriptions (3 years after superseded)

h.              Safety or injury reports (10 years)

i.                  Affirmative action programs (5 years after superseded)

j.                  EEO-1 and EEO-2 employer information reports (2 years after superseded or filing, whichever is longer)

k.               Applications, resumes, results of pre-employment drug testing (non-hired applicants)

i.                  Advertised job openings (two years from date of no-hire decision)

ii.               Unsolicited applications and resumes (one year)

l.                  Correspondence with employment agencies and advertisements for job openings (one year from date of hiring decision)

m.            Wage and salary surveys (3 years)

n.              Census reports and headcount comparisons (3 years)

o.              Employee handbooks (P)

9.               Insurance Records

a.               Policies

i.                  Worker’s compensation (P)

ii.               Product liability (P)

iii.            Umbrella (P)

iv.           Fidelity and crime (P)

v.              General liability (P)

vi.           Other 3rd Party (P)

b.              Certificates

i.                  Issued on behalf of the Company (three years)

ii.               Issued to the Company (P)

c.               Group Insurance Plans

i.                  Active employees (until plan is amended or terminated)

ii.               Retirees (P or until six years after the death of the last eligible participant)

d.              Audits or adjustments (two years after final adjustment)

e.               Claims files

i.                  Worker’s compensation (ten years after close)

ii.               Long term disability (ten years after return to work, retirement or death)

iii.            Group Life (five after close)

iv.           Other (five years after the last correspondence)

f.                 Release/settlement (twenty-five years)

g.              Inspections (three years)

h.              Loss runs (ten years)

i.                  Annual loss summaries (ten years)

10.         Client Account Documents

a.               New Account or Account opening documents (Six years after close of the account)

b.              Statements (6 years)

c.               Confirmations (6 years)

d.              Tax documents (7 years)

e.               Client correspondence, written and electronic (3 years)

11.         Accounting and Finance

a.               Annual audited financial statements (P)

b.              General ledgers (ten years)

c.               General journals and other posting and control media subsidiary to the general ledgers (seven years)

d.              Annual audit work-papers (seven years)

e.               Monthly financial statements (seven years)

f.                 Bank statements and cancelled checks (seven years)

g.              Original copies of accounts payable invoices and employee expense reports (seven years)

h.              Accounts receivable invoices (four years)

i.                  Annual plans and budgets (two years)

j.                  Tax returns, bills, receipts, statements, work paper packages (P)

k.               Payroll tax, sales and use and excise tax records (seven)

l.                  Employee earnings records (P)

m.            Time cards and sheets (two years)

Record Destruction

Records shall be destroyed in accordance with this policy.  Destruction shall mean either by shredding of hard-copy, deleting of electronic version, notifying offsite storage manager and the like.  Should you receive a notification from the Legal Department and/or Compliance, you must retain the records noted and forward them to the requesting Department.  It is imperative that all associates adhere to this destruction schedule.

Exceptions

Any exceptions to the aforementioned policy must be submitted to general counsel for approval.

Eagle Conflict of Interests – Hedge Fund Trading

Policy

Eagle has ownership interests in the general partners of limited investment partnerships.  On occasion, orders for the securities transactions of a partnership may be aggregated with orders for Eagle’s client accounts. In such instances, Eagle will ensure that the allocation of securities among Eagle’s clients and the partnership is equitable; price averaging may be used for trades executed in a series of transactions on the same day.

The investment methods and strategies used by Eagle may also be used by the general partner in managing the limited investment partnerships. Consequently, there are times when Eagle and a general partner may place the same or similar orders for client accounts of Eagle and a partnership and thus, may compete for the same or similar positions.  Also, there may be times when Eagle seeks to purchase a security at a time when a partnership seeks to sell shares of the same security, or vice-versa Eagle.

Monitoring Procedure

To monitor for compliance with equitable trade Allocation Procedures Eagle Compliance performs the following steps

Required Report : Hedge Fund Daily Trade Report

The Hedge Fund Daily Trade Report details all securities traded by the Fund and list accounts across Eagle that traded in the same securities. This report allows Compliance to compare prices received by each account including Hedge Funds in the same security.

These Actuate reports are run by Compliance Analyst on a daily and monthly basis.

The Compliance Analyst highlights exceptions or questionable trading patterns and delivers the report to the Chief Compliance Officer for follow-up explanations from Trading and or Portfolio Management.

  EAGLE ASSET MANAGEMENT FAIR VALUATION COMMITTEE

Objective

There is no single standard for determining “fair value” since fair value depends upon the circumstances of each individual case. However, the function of a Valuation Committee is to review, on an as needed basis, all factors relevant to the valuation of investments when market quotations are not readily available.

Frequency of Meetings

The Valuation Committee will convene on an  “as-needed basis” in order to address, review and ratify the fair value determination recommended by the Advisor, with respect to valuation matters such as those identified under “Specific Issues” below. On a periodic basis, Eagle Asset Management (“Eagle”)will review and discuss fair valued securities.

Members

The composition of the Valuation Committee will consist of senior members of Eagle, and include representatives from Portfolio Management and Legal.

The following persons, or their designated substitutes, will constitute members of the Valuation Committee:

President

Treasurer

General Counsel

Chief Compliance Officer

Eagle Portfolio Manager with Security Position in Portfolio

Eagle Research Analyst Covering the Security

Documentation

Valuation Committee members shall be provided with a detailed analysis for every security for which a valuation issue arose and a fair value determination was made. This analysis will be prepared by the respective portfolio manager / analyst and will be accompanied by the relevant supporting documentation indicating the considerations used in making the valuation decision. This documentation will be provided to members of the Valuation Committee shortly after the convention of that respective Valuation Committee meeting.

Fund Board Reporting

The Board has ultimate responsibility to ensure that securities have been properly valued and that policies and procedures have been consistently applied. As a result, the Valuation Committee will provide the each Fund Board for which it performs subadvisory services with a list of all securities for which valuation issues have arisen during the quarter, as well as make readily available documentation delineating all key factors considered in making the ultimate valuation decisions.

Specific Issues

The following are examples of specific issues that may be dealt with by the Valuation Committee:

•                  Stale Prices

•                  Suspended securities, unexpected market closures

•                  Securities resulting from reorganizations/corporate actions that do not trade

•                  No sale on primary exchange but sale on another exchange, No sale but Market has after hours trading

•                  Securities Sold at variances from prior valuations

SOLICITOR AGREEMENT

This Agreement is entered into by and between Eagle Asset Management, Inc. (Adviser), a Florida Corporation having an office and mailing address at 880 Carillon Parkway, St. Petersburg, Florida 33716 (“Adviser”) and                               .

Whereas, Adviser provides investment management services; and Whereas, Adviser wishes to contract with Solicitor to solicit institutional investment advisory clients; and Whereas, Solicitor wishes to provide such services for Adviser; Now, therefore, in consideration of mutual promises set forth below, the parties agree as follows

1.                                       Adviser hereby represents that it provides investment management services to clients and is registered with the Securities and Exchange Commission (the “Commission”) under the Investment Advisers Act of 1940 (the “Act”).

2.                                       Solicitor hereby covenants, represents and warrants that Solicitor is not a person or entity:

a)   Subject to a commission order issued under Section 203(f) of the Act, which Section allows the Commission, among other things, to censure, suspend, bar or place other limitations on an individuals association with an investment adviser;

b)  convicted within the past ten (10) years of any felony or misdemeanor arising from activities described in Section 203(e) (2) (A) through (D) of the Act, which includes but is not limited to conduct or activities relating to securities;

c)  who has been found by the Commission to have engage or has been convicted of engaging in conduct described in Section 203(e)(1)(4) or (5) of the Act, which includes but is not limited to conduct relating to (i) the making or filing of leading statements with the Commission, (ii) the willful violation or aiding of other person in the violation of any securities laws or rules there under or (iii) failure to comply with any such laws or rules; or

d)  who has been enjoined by a court from engaging in any aspect of the securities, banking or insurance business as described in Section 203(e) (3) of the Act.

3. Term.  The effective date of this Agreement shall be the date of execution, and the Agreement shall continue in force until terminated in accordance with section 6.

4.  Solicitor agrees to present Adviser’s investment management services to prospective institutional clients. Solicitation activity will be conducted by                                                        .

5.  Solicitor represents that he will conduct his solicitation activity in compliance with Adviser’s instructions and with all requirements of Rule 206(4)-3 under the Investment Advisers Act, including the delivery of Adviser’s ADV, Part II and the attached Solicitor’s Disclosure to each person solicited, and obtaining the required acknowledgment form each person solicited.

6.  Termination This Agreement may be terminated at any time upon written agreement of both parties.

7.  Compensation of Solicitor.  Adviser will pay compensation to Solicitor as follows:

a. For each account opened by the Adviser with a client solicited and introduced to Adviser by Solicitor, Solicitor will receive on an annual basis, 0.xx% of the assets under management in the client’s account, calculated and paid quarterly.

b. Compensation will be payable when adviser commences management of the account, and shall be payable only while solicitor actively provides services to the account, and while this Agreement is in force.

8.  Confidential Information.  In the course of performing his duties under this Agreement, Solicitor may have access to customer lists, customer information, and other information relating to Adviser which is confidential or proprietary. Solicitor agrees that he will use such information only in the performance of his authorized and assigned duties, and only during the term of this Agreement. At no time during or after the term of this Agreement shall Solicitor disclose any confidential or proprietary information to any third party without Adviser’s prior written consent.

9.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

10. Arbitration.  Any dispute or controversy between the parties arising out of or related to the terms and operation of this Agreement shall be settled in accordance with the rules and procedures of the Code of Arbitration of the National Association of Securities Dealers, Inc.

11. Independent Contractor. Throughout the term of this Agreement, Solicitor shall have status of an independent contractor. Solicitor’s relationship with Adviser shall not be that of an employer and employee.

Signed this                       day of                                             , 200

Eagle Asset Management, Inc.

By:

By:

SOLICTOR’S DISCLOSURE AND CLIENT ACKNOWLEDGMENT

This disclosure document is presented to                                                              (“Client”) in accordance with

(Name of Client)

Rule 206(4)-3 under the Investment Advisers Act.

1.               Eagle Asset Management, Inc. (“Eagle”) is registered as an investment adviser with the Securities and Exchange Commission.

2.               Eagle has entered into an agreement with                                    under which                             receives compensation from Eagle for having solicited an investment advisory account from Client and other clients, with Eagle.

3.                                             will receive on an annual basis, 0.xx% of these assets under management in Client’s account, calculated and paid quarterly.

4.               Eagle will pay the compensation described above to                                while he remains an active servicing agent for Client’s account.

5.               The advisory fee paid by the client to Eagle is not affected in any way by the agreement between Eagle and                                 . In other words, a client’s fee is neither reduced nor increased by the fee paid by Eagle to                                 .

I acknowledge receipt of Eagle’s Form ADV, Part II and this Solicitor’s Disclosure statement.

Client Signature	Date